UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AXA EQUITABLE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how much it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Equitable
Holdings

2019 Proxy Statement and Notice of Annual Meeting of Stockholders

AXA Equitable Holdings, Inc.

MESSAGE FROM OUR CEO

April 9, 2019

Dear AXA Equitable Holdings Stockholder:

On behalf of my fellow directors on the AXA Equitable Holdings Board, and the more than 12,000 employees and advisors at our two principal franchises, AXA Equitable Life and AllianceBernstein, we are pleased to hold our first annual meeting of stockholders on May 22, 2019. The attached 2019 proxy statement contains important information about the agenda for the 2019 annual meeting of stockholders and voting instructions.

2018 was an extraordinary year for our company. We completed our initial public offering in May (which was the largest IPO of the year), and established AXA Equitable Holdings as a listed company on the New York Stock Exchange (NYSE: EQH). We also delivered on our commitments, reporting full-year financial results for 2018 that reflected solid business performance and sustained momentum, as we continue to provide financial security for our clients, backed by high standards of capital strength and stability.

As of March 25, 2019, following secondary offerings that reduced AXA S.A.’s ownership of outstanding shares of AXA Equitable Holdings to below 50 percent, AXA Equitable Holdings is no longer a controlled company. Accordingly, the Nominating and Corporate Governance Committee identified, and the Board appointed, two highly qualified, independent directors to our Board, replacing two directors from AXA S.A. I would like to welcome these two newest members, Kristi A. Matus and Bertram L. Scott, and am pleased at the breadth of skills and experience and diversity they bring to our Board.

The AXA Equitable Holdings Board of Directors is committed to building upon its corporate governance framework with highly qualified directors, an independent Board Chairman, a majority independent Board and independent leadership of Board Committees.

We believe engaging with our stakeholders is an important foundational component of an effective corporate governance framework. As part of these efforts, we conducted significant investor outreach, including discussions with our top institutional stockholders and a proxy advisory firm. We look forward to continuing these discussions and the opportunity to receive additional feedback to continue to inform and enhance our corporate governance framework.

We appreciate your important vote on the matters contained in this proxy statement. Thank you for your support of AXA Equitable Holdings.

Sincerely, Mark Pearson President and Chief Executive Officer AXA Equitable Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of AXA Equitable Holdings, Inc.

DATE May 22, 2019 TIME 9:00 a.m., Eastern Daylight Time LOCATION The Michelangelo Hotel, 152 West 51st Street, New York, New York, 10019

AGENDA

At the meeting, stockholders will consider and vote on the following matters:

1. Proposal 1: Election of nine directors for a one-year term ending at the
2020 Annual Meeting of Stockholders;

2. Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019;

3. Proposal 3: Advisory vote to approve the compensation paid to our named executive officers;

4. Proposal 4: Advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers; and

5. Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement, “FOR” each of Proposals 2 and 3, and for a frequency of “ONE YEAR” for future advisory votes to approve compensation paid to our named executive officers in Proposal 4. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of common stock, par value $0.01 per share, of AXA Equitable Holdings, Inc. (“Shares”) as of the close of business on March 25, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting.

Internet Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 21, 2019.
Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 21, 2019.

Mail

If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

In Person You may attend the Annual Meeting and cast your vote.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

This notice is being delivered to the holders of Shares as of the close of business on March 25, 2019, the record date fixed by the Board for the purposes of determining the stockholders entitled to receive notice of and to vote at the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law. Proxy materials or a Notice of Internet Availability were first made available, sent or given to stockholders on or about April 9, 2019.

By Order of the Board of Directors,

Dave S. Hattem

Senior Executive Vice President,

General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 22, 2019.

The accompanying Proxy Statement, our 2018 Annual Report to Stockholders and directions to the location of our Annual Meeting are available at https://ir.axaequitableholdings.com.

PROPOSAL 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	71

Board and Corporate Governance Practices	72

Certain Relationships and Related Person Transactions	82

The Annual Meeting, Voting and Other Information	97

Forward-Looking Statements	103

Appendix A: Non-GAAP Financial Measures	104

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	i

CERTAIN IMPORTANT TERMS

Corporate Entities

As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean AXA Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to AXA Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity. We also use the following capitalized terms:

•  “AB” or “AllianceBernstein” means AB Holding and ABLP.

•  “AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

•  “AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

•  “AB Units” means units of limited partnership interests in ABLP.

•  “ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

•  “AXA” means AXA S.A., a société anonyme organized under the laws of France, our former parent.

•  “AXA Advisors” means AXA Advisors, LLC, a Delaware limited liability company, our retail broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•  “AXA Equitable FMG” means AXA Equitable Funds Management Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•  “AXA Equitable Life” means AXA Equitable Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned indirect subsidiary of Holdings.

•  “AXA Financial” means AXA Financial, Inc., formerly a Delaware corporation and a wholly-owned direct subsidiary of Holdings. On October 1, 2018, AXA Financial merged with and into Holdings, with Holdings assuming the obligations of AXA Financial.

•  “AXA RE Arizona” means AXA RE Arizona Company, formerly an Arizona corporation and a wholly-owned indirect subsidiary of Holdings, which merged with and into AXA Equitable Life in April 2018.

•  “AXA Tech” means AXA Technology Services America, Inc.

•  The “General Partner” means AllianceBernstein Corporation, a Delaware corporation and the general partner of AB Holding and ABLP.

•  “MLOA” means MONY Life Insurance Company of America, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

Other Items

•  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

•  “FASB” means the Financial Accounting Standards Board.

•  “Independent” means, with respect to a director, that the director is “independent” as determined in accordance with applicable NYSE and SEC listing standards, rules and regulations unless otherwise indicated.

•  “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

•  “IPO” means the initial public offering of shares of common stock of Holdings.

•  “NYSE” means the New York Stock Exchange.

•  “PCAOB” means the Public Company Accounting Oversight Board.

•  “Reorganization” means a series of reorganization transactions executed prior to the IPO to ensure that (i) we held, at the time of the IPO, all of AXA’s U.S. retirement and protection businesses and AXA’s interests in AB and (ii) certain AXA U.S. P&C business was extracted from us and held by AXA outside of us.

•  “SEC” means the United States Securities and Exchange Commission.

•  “Securities Act” means the Securities Act of 1933, as amended.

•  “Shareholder Agreement” means the Shareholder Agreement, dated May 4, 2018, entered into between Holdings and AXA.

•  “Tax Reform Act” means the Tax Cuts and Jobs Act of 2017.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	1

Proxy Summary

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2018 Annual Report to Stockholders (the “Annual Report”), but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)
1. Election of nine directors for a one-year term ending at the 2020 Annual Meeting of Stockholders	FOR each of the Board’s nominees	7

2. Ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal year 2019	FOR	12

3. Advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay vote”)	FOR	16
4. Advisory vote on frequency of future Say-on-Pay votes	ONE YEAR	71

Mission and Strategy

Our mission is to help Americans retire with dignity, protect their families and secure their financial futures with confidence. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society nearly 160 years ago.

Our strategy is to become the most trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions by delivering on our promises to clients over the long term.

We are one of the largest financial services companies in the United States and are uniquely positioned through our two principal franchises – AXA Equitable Life and AllianceBernstein – at the intersection of advice, protection and asset management.

We operate through four business segments including Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research (which comprises our 65% economic interest in AllianceBernstein).

We maintain well-developed risk management capabilities that inform our decision making and deepen our commitment to the highest levels of capital strength and stability.

Business Performance Highlights

In a transformational year, our historic listing on the NYSE on May 10, 2018 began our journey as a public company. We supported two secondary offerings by our former parent AXA, including a sale on March 25, 2019 that decreased AXA’s ownership to below 50% so that Holdings is no longer a controlled company.

We executed well against our long-term strategic priorities that were articulated at the time of our IPO, with strong performance and disciplined management. And by repositioning our businesses toward less capital-intensive segments of the market, we enhanced our ability to generate robust levels of cash flow and solid returns on capital.

•	We generated $1.8 billion in net income and $2.2 billion of Non-GAAP Operating Earnings.[1]

•	We maintained $619 billion of assets under management as of December 31, 2018.

[1]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including non-GAAP Operating Earnings and Pro Forma Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

2	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Proxy Summary

•	As a result of our business performance, ability to generate significant cash flow, and balance sheet strength, we began returning capital immediately after our IPO.

Over $1.6 billion Returned to Stockholders

Since IPO

Board of Directors Composition

The fundamental duty of our Board is to oversee the strategy and management of our Company for the benefit of our stockholders. It is essential that the Board be composed of directors who are qualified to conduct this oversight. Accordingly, the Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of our Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Board Composition Summary

Name	Age	Principal Professional Experience	Expiration of Term	Independent
Thomas Buberl	46	Chief Executive Officer of AXA	2020	No
Gérald Harlin	63	Deputy Chief Executive Officer and Chief Financial Officer of AXA	2020	No
Daniel G. Kaye	64	Partner at Ernst & Young (retired)	2020	Yes
Kristi A. Matus	51	Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. (retired)	2020	Yes
Ramon de Oliveira (Independent Chairman)	64	Co-founder of Investment Audit Practice, LLC	2020	Yes
Mark Pearson	60	President and Chief Executive Officer of Holdings	2020	No
Bertram L. Scott	68	Senior Vice President of population health of Novant Health, Inc.	2020	Yes
George Stansfield	59	Deputy Chief Executive Officer and Group General Secretary of AXA	2020	No
Charles G.T. Stonehill	61	Founding Partner of Green & Blue Advisors, LLC	2020	Yes

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	3

Proxy Summary

Corporate Governance Highlights

Corporate Governance Profile

Our corporate governance profile generally aligns with that of other newly public companies, and our proactive stance on investor outreach, even when we were a controlled company, demonstrates the value we place on dialogue with stakeholders. As outlined in more detail in “Certain Relationships and Related Party Transactions – Shareholder Agreement”, as AXA decreases its stake in Holdings, we expect the number of independent directors on our Board will increase. The Board will be in the best position to consider and support the evolution of our governance profile over time. Our corporate governance profile includes:

✓ Independent Chairperson

✓ Majority independent board of directors

✓ Independent committees[2]

✓ Annual election of all directors

✓ Single class of shares

✓ Proactive launch of investor outreach program to our largest stockholders; engagement with holders representing a significant number of shares outstanding (other than AXA)

Board Skills and Experience

The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with, and facilitate effective oversight of, the Company’s strategy. Our directors possess substantive skills and experience in key areas which are relevant to the Board’s oversight of the Company, including the financial services and insurance industries; senior management; audit and accounting; public company board service; risk management; investments; capital markets; compensation and human resources.

Board Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy, and position the Company to deliver long-term value for our stockholders. Our Board considers diversity, including gender and ethnic diversity as adding to the overall mix of perspectives of our Board as a whole. Through reports from its Nominating and Corporate Governance Committee and management, our Board receives updates on trends in board composition, including on director diversity.

[2]	The Audit Committee will be comprised solely of independent directors no later than May 9, 2019. See “Information about our Board Committees”.

4	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Proxy Summary

Executive Compensation Highlights

The overriding goal of our compensation program (the “EQH Compensation Program”) has always been, and continues to be, to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. Prior to the IPO, we changed some of our specific compensation plans and policies to ensure that our program was consistent with Holdings’ transition to a standalone public company. We engaged an independent compensation consultant to assist us in this work which included:

Step #1: Peer Group Establishing a peer group based on industry, geography, assets and other factors to inform – but not determine – compensation-related decisions	¾	Step #2: Plan Design Designing new plans and policies consistent with our pay-for-performance culture, industry practice and good governance practices	¾

Step #3:

Target Review

Reviewing the target compensation levels for our executives against competitive data prepared by the independent compensation consultant and adjusting as appropriate based on our pay philosophy

				¾	Step #4: Governance Enhancing certain existing governance practices and implementing new practices to ensure a robust governance structure for the EQH Compensation Program

2018 Total Direct Compensation

2018 total direct compensation under the EQH Compensation Program consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components that base a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success.

2018 Variable Compensation Components

Short-Term Incentive Compensation

Annual cash incentive award based on performance relative to corporate and individual goals. Performance metrics included:

•  Non-GAAP Operating Earnings (50% weighting)

•  Premiums and Flows (25% weighting)

•  Strategic Initiatives – the critical activities necessary to ensure Holdings’ successful transition to a standalone public company (25% weighting)

Equity-Based Awards

Annual equity-based award consisting of performance shares (50%), stock options (25%) and restricted stock units (25%). Performance metrics for the performance shares include:

•  Non-GAAP Operating Return on Equity measured over a three-year period (50%)

•  Relative Total Shareholder Return measured from IPO to December 31, 2020 (50%)

Transaction Incentive Awards

One-time awards of restricted stock units granted to key executives who were critical to the IPO’s success. Fifty percent (50%) of the restricted stock units will vest based on continued service and fifty percent (50%) will vest based on the performance of Holdings’ share price.

The Company’s above-target performance on Non-GAAP Operating Earnings coupled with management’s successful execution of 2018 goals for the Strategic Initiatives, as discussed above in “Business and Strategic Highlights” resulted in a funding percentage for short-term incentive compensation awards of 114% of target.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	5

Proxy Summary

Compensation-Related Governance Practices

What We Do	What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide equity-based awards that are balanced between full value awards and appreciation-only awards and incorporate absolute and relative performance metrics

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards

×  Reprice underwater stock options without stockholder approval

×  Allow executives and directors to hedge or pledge Company securities

×  Provide dividends or dividend equivalents with respect to stock options

×  Provide executives with excessive perquisites

×  Provide multi-year guaranteed incentive awards

×  Provide excise tax gross-ups upon change in control

Looking Forward

We are proud of the work we have done in establishing the EQH Compensation Program. We are committed to reviewing our program each year to ensure that it reflects stockholder feedback and continues to comport with strong governance principles, incentivizes excellent performance and aligns executives’ financial interests with those of our stockholders.

6	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated each of our nine directors, Thomas Buberl, Gérald Harlin, Daniel G. Kaye, Kristi A. Matus, Ramon de Oliveira, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill for election at the Annual Meeting to serve until the 2020 annual meeting or until their successors are elected or have been qualified. The Board believes that each of these nominees continue to have the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a director, and each has consented to being named in this Proxy Statement and agreed to serve if elected.

The Board recommends that you vote FOR the election of each of Thomas Buberl, Gérald Harlin, Daniel G. Kaye, Kristi A. Matus, Ramon de Oliveira, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill.

Our Board is currently composed of nine directors. A biography of each director nominee and a description of each director’s skills and qualifications, follow this proposal.

All director nominees will stand for election for a one-year term that expires at the following annual meeting.

Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a director. If the Board nominates a new candidate, the proxyholders will use their discretion to vote for that candidate.

The Board of Directors

Nominees for Election as Directors for a Term Expiring in 2020

Thomas Buberl
Age: 46 Director since: 2016 Committee memberships: • Executive

Professional Experience: Mr. Buberl has been a director since September 2016 and was Chairman of the Board from November 2017 to March 2019. He has been a director of AXA Equitable Life and MLOA since May 2016. Mr. Buberl has served as Chief Executive Officer of AXA and a member of its Board since September 2016. From March 2016 to August 2016, Mr. Buberl served as Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA. Prior thereto, Mr. Buberl served as Chief Executive Officer of AXA Konzern AG (May 2012 to April 2016), Chief Executive Officer for the global business line for the Health Business (March 2015 to March 2016) and Chief Executive Officer for the global business line for the Life and Savings Business (January 2016 to March 2016). From November 2008 to April 2012, Mr. Buberl served as Chief Executive Officer for Switzerland of Zurich Financial Services (“Zurich”). Prior to joining Zurich, Mr. Buberl held various management positions with Boston Consulting Group (February 2000 to October 2005) and Winterthur Group (November 2005 to October 2008). Mr. Buberl is also Chairman of the Board of Directors of XL Group Ltd. (Bermuda) and a member of the Supervisory Board of Bertelsmann SE & Co. KGaA (Germany).

Skills and Qualifications: Extensive experience and key leadership skills developed through service as an executive of financial services and insurance companies, including invaluable perspective as the Chief Executive Officer of AXA.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	7

PROPOSAL 1: Election of Directors

Gérald Harlin
Age: 63 Director since: 2016 Committee memberships: • Audit

Professional Experience: Mr. Harlin has been a director since September 2016 and was Chairman and Chief Executive Officer from September 2016 to November 2017. He has been a director of AXA Equitable Life and MLOA since May 2018. Mr. Harlin has been AXA’s Deputy Chief Executive Officer (Directeur Général Adjoint) since December 2017, Chief Financial Officer since 2010, a member of AXA’s Executive Committee since July 2008 and a member of AXA’s Management Committee since July 2016. He holds various directorships within AXA: Chairman & Chief Executive Officer of AXA China (France), Chief Executive Officer and a member of the Management Board of Vinci B.V. (the Netherlands), Chairman of the Board of Directors of AXA Holdings Belgium SA (Belgium) and AXA Mediterranean Holdings, S.A.U. (Spain), Chairman of AXA Oeuvres d’Art (France) and Lor Patrimoine (France), Chairman of the Management Committee of AXA ASIA (France), a member of the Supervisory Board of AXA Liabilities Managers (France) and director of AXA Real Estate Investment Managers (France). Mr. Harlin is also AXA’s permanent representative to the board of AXA Investment Managers (France). From 2003 to 2009, Mr. Harlin served as Executive Vice President, Finance & Control of AXA. From 1979 to 1990, Mr. Harlin held various positions with the Total Group. He was Head of Corporate Finance Department for North America, Mining & Chemical Subsidiaries from 1989 to 1990.

Skills and Qualifications: Expertise as audit committee financial expert; extensive financial and accounting experience and key leadership skills developed through his service as an executive, including invaluable perspective as the Chief Financial Officer of AXA.

Daniel G. Kaye
Age: 64 Director since: 2018 Committee memberships: • Audit (Chair) • Finance and Risk

Professional Experience: Mr. Kaye has been a director since April 2018. He has been a director of AXA Equitable Life and MLOA since September 2015 and AllianceBernstein Corporation since May 2017. Mr. Kaye was a member of the Board of Directors of AXA Insurance Company from April 2017 to December 2018. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye was a member of the Board of Directors of Ferrellgas Partners L.P. (“Ferrellgas”) from August 2012 to November 2015.

Skills and Qualifications: Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow; expertise as an audit committee financial expert; extensive financial services and insurance industry experience; extensive knowledge and experience in accounting, auditing and financial matters developed through leadership roles at Ernst & Young and HealthEast; experience as a director of other public companies.

8	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 1: Election of Directors

Kristi A. Matus
Age: 51 Director since: 2019 Committee memberships: • Compensation (Chair) • Nominating and Corporate Governance (Chair)

Professional Experience: Ms. Matus has been a director since March 2019. She has been a director of AXA Equitable Life since September 2015 and of MLOA since March 2019. From July 2014 to May 2016, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. (“athenahealth”). Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. (“Aetna”) from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association (“USAA”), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is currently a member of the Board of Directors of Tru Optik Data Corp. (“Tru Optik”), and was a member of the Board of Directors of Jordan Health Services, Inc. (“Jordan Health”) from November 2016 to December 2018. She is an Executive Advisor for Thomas H. Lee Partners L.P since October 2017.

Skills and Qualifications: Extensive insurance industry and management expertise; finance, corporate governance and key leadership skills developed through roles at athenahealth, Aetna and USAA; experience as a director of Tru Optik and Jordan Health.

Ramon de Oliveira	Independent Chairman of the Board of Directors
Age: 64 Director since: 2018 Committee memberships: • Compensation • Executive (Chair) • Nominating and Corporate Governance

Professional Experience: Mr. de Oliveira has been a director since April 2018 and Independent Chairman of the Board since March 2019. He is a director of AXA Equitable Life and of MLOA since March 2019. Mr. de Oliveira has been a member of AXA’s Board of Directors since April 2010, and from April 2009 to May 2010, he was a member of AXA’s Supervisory Board. Mr. de Oliveira’s current term of service on AXA’s Supervisory Board expires in 2021. He is also currently a member of the Board of Directors of AllianceBernstein Corporation since May 2017. He is a founder of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Starting in 1977, he spent 24 years at JP Morgan & Co. where he founded and led J.P. Morgan Global Equities and served as Chairman and Chief Executive Officer of JP Morgan Investment Management and Private Bank. He was also a member of the firm’s Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Previously, he served as a director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems, JACCAR Holdings and The Hartford Insurance Company.

Skills and Qualifications: Extensive financial services and investment experience in key leadership roles; analytical skills developed through roles within the financial services industry and academia. The Board will also benefit from his public company board experience.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	9

PROPOSAL 1: Election of Directors

Mark Pearson
Age: 60 Director since: 2011 Committee memberships: • Executive

Professional Experience: Mr. Pearson has been a director since January 2011 and currently serves as our President and Chief Executive Officer. He has been a director of AXA Equitable Life and MLOA since January 2011 and AllianceBernstein Corporation since February 2011. Mr. Pearson also serves as AXA Equitable Life’s Chairman of the Board and Chief Executive Officer. Mr. Pearson has been a member of the Executive Committee of AXA since 2008. From 2008 to 2011, he was the President and Chief Executive Officer of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers.

Skills and Qualifications: Diverse financial services experience developed through service as an executive including as a Chief Executive Officer, to AXA Equitable Life, AXA Japan and other AXA affiliates; extensive insurance industry experience.

Bertram L. Scott
Age: 68 Director since: 2019 Committee memberships: • Audit • Finance and Risk

Professional Experience: Mr. Scott has been a director since March 2019. Mr. Scott has served as Senior Vice President of population health of Novant Health, Inc. since February 2015. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plan. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc. Mr. Scott is also a director of MLOA since May 2012, and a director of AXA Equitable Life since March 2019.

Skills and Qualifications: Expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience; experience as a director of public companies.

10	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 1: Election of Directors

George Stansfield
Age: 59 Director since: 2017 Committee memberships: • None

Professional Experience: Mr. Stansfield has been a director since November 2017. He has been a director of AXA Equitable Life and MLOA since May 2017. Since December 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since July 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources from 2010 to 2016 and was AXA’s Group General Counsel from 2004 to 2016. Prior to 2004, Mr. Stansfield was an attorney in the AXA Group Legal Department (1996-2004) and the legal department of AXA Equitable Life (1985-1996). Mr. Stansfield holds various directorships within AXA: Chairman of the Supervisory Board of AXA Liabilities Managers (France), GIE AXA (France) and Kamet (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.

Skills and Qualifications: Extensive experience and knowledge and key leadership skills developed through service as an executive, including experience as Group General Secretary and Head of Group Human Resources and perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill
Age: 61 Director since: 2018 Committee memberships: • Audit • Compensation • Executive • Finance and Risk (Chair) • Nominating and Corporate Governance

Professional Experience: Mr. Stonehill has been a director since April 2018. Mr. Stonehill is Founding Partner of Green & Blue Advisors LLC. He also serves as nonexecutive Vice Chairman of the Board of Directors of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill is a member of the Board of Directors of CommonBond, LLC and of PlayMagnus A/S. During his financial services career, Mr. Stonehill served as the Managing Director of Lazard Frères & Co., LLC, and global head of Lazard Capital Markets from 2002 to 2004. He served as Head of Investment Banking for the Americas of Credit Suisse First Boston from 1997 to 2002 and as Head of European Equities and Equity Capital Markets at Morgan Stanley & Co., Inc., from 1984 to 1997. Mr. Stonehill began his career at JP Morgan in the oil and gas investment banking group, where he worked from 1978 to 1984. Mr. Stonehill is also a director of AXA Equitable Life since November 2017 and a director of MLOA since March 2019.

Skills and Qualifications: Expertise as an audit committee financial expert; expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets; experience as a director of other public companies.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	11

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2019. PwC has served as the independent auditor for the Company since 1993. PwC’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of PwC as our independent auditor is in the best interest of Holdings and its stockholders. In determining whether to reappoint PwC, the Audit Committee considered factors such as:

•	PwC’s independence and objectivity;

•	PwC’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•	PwC’s tenure as independent auditor for the Company;

•	historical and recent performance of PwC, including the extent and quality of communications with members of the Audit Committee; and

•	the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of PwC’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead PwC engagement partner was designated commencing with the 2018 audit and is eligible to serve in that capacity through the end of the 2022 audit.

We request that our stockholders ratify the appointment of PwC as our independent auditor for fiscal year 2019. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of PwC. If such appointment is ratified, the Audit Committee will still have the discretion to replace PwC at any time during the year. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2018.

The Board recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2019.

12	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees paid by the Company to PwC for professional services rendered for the fiscal year ending December 31, 2018. Audit amounts are presented on an accrual basis and cover services performed for the year under audit, regardless of the calendar year in which they were performed. All other fees are presented on an as incurred basis.

Fees (in Millions)	2018	2017
Audit Fees(1)	$22.9	$47.7
Audit-Related Fees(2)	$7.0	$5.7
Tax Fees(3)	$2.1	$2.2
All Other Fees(4)	$0	$2.6
Total	$32.0	$58.2

(1)

Audit Fees. Fees and related expenses billed for annual financial statement audit and quarterly review services that are customary for the independent auditor to render an opinion. Fees for 2017 reflect amounts related to the audit of newly prepared historical financials in anticipation of the IPO. The amounts also include audit fees of $4.8 million and $4.7 million for 2018 and 2017, respectively that were paid directly by AB to PwC.

(2)

Audit-Related Fees. Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the independent auditor. These services include statutory audits, employee benefit plan audits, due diligence procedures, comfort letters and accounting advisory services. The amounts also include audit-related fees and related expenses of $4.7 million and $4.7 million for 2018 and 2017, respectively that were paid directly by AB to PwC.

(3)

Tax Fees. Fees and related expenses billed for permitted tax services, including tax compliance, tax advice, and tax planning and preparation. The amounts also include tax fees of $2.0 million and $2.1 million for 2018 and 2017, respectively, that were paid directly by AB to PwC.

(4)

All Other Fees. Fees and related expenses billed for other permitted non-audit services. The amounts also include fees of $0.01 million and $0.2 million for 2018 and 2017, respectively, that were paid directly by AB to PwC.

Audit Committee Pre-Approval Policy

The charter of the Audit Committee requires its pre-approval of all audit and permitted non-audit services provided to the Company by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee has adopted the AXA Equitable Holdings, Inc. Audit Committee Pre-Approval of Independent Auditors Services Policy (the “Pre-Approval Policy”) which sets forth pre-approval procedures. Pursuant to the Pre-Approval Policy, the committee will pre-approve the annual audit services and may also pre-approve audit-related, tax and permissible non-audit services that it believes would not impair the independence of the auditor.

The Pre-Approval Policy delegates authority to the Audit Committee of the Board of Directors of AllianceBernstein Corporation, which consists entirely of independent directors and for which Mr. Kaye serves as Chair, to pre-approve audit and non-audit services provided to AB. In addition, the policy delegates authority to the Audit Committee Chair to pre-approve audit and non-audit services provided to the Company where the amounts involved do not exceed $200,000. Each quarter, the specific details and related fees for the audit and non-audit service projects completed in the prior quarter and any pre-approval decisions made pursuant to delegated authority under the Pre-Approval Policy are reported to the Audit Committee.

The Company is also subject to the AXA Group Policy on Auditor Independence and the Provision of Non-Audit Services (the “AXA Policy”) while AXA owns 20% or more of the outstanding shares of Holdings’ common stock. Under the AXA Policy, no services may be provided to the Company by the independent auditor unless they are permitted audit services or approved by the AXA Board. The AXA Board has generally pre-approved certain categories of non-audit services that it believes do not impair independence. However, further approval may be required from the AXA Group Chief Financial Officer or the AXA board of directors based on the amount of the related fees.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee currently consists of four directors, three of whom are independent directors (Daniel G. Kaye, Bertram L. Scott and Charles G.T. Stonehill) and one of whom is an executive officer of AXA (Gérald Harlin). Since NYSE listing standards require that the Audit Committee consist

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	13

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

entirely of independent directors within one year of the effectiveness of the registration statement for the IPO, Mr. Harlin will resign from the committee on or before May 9, 2019.

The Board has determined that all four members of the Audit Committee have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act and the applicable standards of the NYSE.

Management is responsible for the preparation and presentation of the Company’s financial statements and the reporting process, for its accounting policies and procedures, and for the establishment of effective internal controls and procedures.

The primary duties of the Audit Committee are to (i) assist the Board in overseeing (a) the quality and integrity of our financial statements, (b) the qualifications, independence and performance of our independent auditor, (c) our accounting, financial and external reporting policies and practices, (d) the performance of our internal audit function and (e) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by PCAOB and FASB; (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement; and (iii) exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting (or other accepted financial reporting practice permitted by the applicable regulator) of certain insurance and captive reinsurance company subsidiaries.

The independent auditor is responsible for performing an independent audit of our financial statements in accordance with standards established by the PCAOB, and the independent auditor issues a report with respect to the audit. The independent auditor must also express an opinion as to the conformity of our financial statements with generally accepted accounting principles. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss our financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, fraud risks and any other matters that the Committee or the independent auditor deem appropriate.

As previously reported, the Company has identified two material weaknesses in the design and operation of the Company’s internal control over financial reporting. Management continues to execute its plan moving towards remediation of the material weaknesses. The Audit Committee is providing oversight and advice to management and monitoring its progress during this process, including reviewing management’s remediation plan and receiving regular reports from management and input from PwC.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at https://ir.axaequitableholdings.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2018 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB.

The Audit Committee has received from our independent auditor the written disclosures and the letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and it has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2018 be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

14	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee

Daniel G. Kaye (Chair)

Ramon de Oliveira

Charles G.T. Stonehill

Gérald Harlin

Note: As of March 26, 2019, Mr. de Oliveira no longer serves on the Audit Committee. Also, Mr. Harlin will resign from the committee on or before May 9, 2019.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	15

PROPOSAL 3: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation paid to our named executive officers. This advisory vote is also referred to as the “say-on-pay” advisory vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Details on our compensation approach are described in the Compensation Discussion and Analysis and the accompanying compensation tables and the narrative discussion.

The Board and Compensation Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial majority of our named executive officers’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are intended to create long-term stockholder value. Furthermore, we align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that will enhance stockholder value.

As a newly public company, we believe it is important to understand the views of our stockholders with respect to how we compensate our named executive officers.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

Although this vote is advisory, the Board and the Compensation Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to develop our executive compensation program.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

16	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	17

Executive Compensation

2018 Performance Highlights

OUR BUSINESS

We are one of America’s leading financial services companies and our mission is to help Americans retire with dignity, protect their families and secure their financial futures with confidence. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society nearly 160 years ago. We operate through four business segments including Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research.

2018 PERFORMANCE

2018 was a transformational year for us as Holdings became a New York Stock Exchange listed company upon the IPO in May 2018. We executed well against our long-term strategic priorities that were articulated at the time of our IPO, with strong performance and disciplined management. Also, by repositioning our businesses toward less capital-intensive segments of the market, we enhanced our ability to generate robust levels of cash flow and solid returns on capital. Specific accomplishments include:

  We generated $1.8 billion in net income and $2.2 billion of Non-GAAP Operating Earnings3

  We generated Return on Equity of 13.7% and Pro-Forma Non-GAAP Operating Return on Equity of 14.9%

[3]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Pro Forma Non-GAAP Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

18	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

  We experienced positive momentum across all business segments

•	Individual Retirement operating earnings increased 24% to $1.6 billion

•	Group Retirement operating earnings increased 37% to $389 million and net flows of $96 million marked the sixth straight year of positive flows

•	Investment Management and Research adjusted operating margin increased by 140 basis points to 29.1%[4]

•	Protection Solutions saw continued sales momentum as annualized premiums increased 8% year-over-year

   We returned more than $1.6 billion to stockholders in the form of dividends and share repurchases

2018 Compensation Highlights

The overriding goal of the EQH Compensation Program has always been, and continues to be, to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. Prior to the IPO, we changed some of our specific plans and policies to ensure that our program was consistent with Holdings’ transition to a standalone public company. We engaged an independent compensation consultant to assist us in this work which included:

Step #1: Peer Group Establishing a peer group based on industry, geography, assets and other factors to inform – but not determine – compensation-related decisions	¾	Step #2: Plan Design Designing new plans and policies consistent with our pay-for-performance culture and industry practice	¾

Step #3:

Target Review

Reviewing the target compensation levels for our executives against competitive data prepared by the independent compensation consultant and adjusting as appropriate based on our pay philosophy

				¾	Step #4: Governance Enhancing certain existing governance practices and implementing new practices to ensure a robust governance structure for the EQH Compensation Program

[4]

Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	19

Executive Compensation

Step #1: Peer Group

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. The Hartford Financial Services Group, Inc. Lincoln National Corporation	Manulife Financial Corporation Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

Step #2: Plan Design

Component	Description	Purpose
Total Direct Compensation
Base Salary	Fixed compensation based on a variety of factors including career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities
Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success
Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward long-term value creation and ensure alignment with our long-term financial success
Other Compensation and Benefits
Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security
Termination Benefits
Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages
Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

20	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Step #3: Target Review

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Step #4: Governance

EQH Compensation Program What We Do	EQH Compensation Program What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide equity-based awards that are balanced between full value awards and appreciation-only awards and incorporate absolute and relative performance metrics

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards

×  Reprice underwater stock options without stockholder approval

×  Allow executives and directors to hedge or pledge Company securities

×  Provide dividends or dividend equivalents with respect to stock options

×  Provide executives with excessive perquisites

×  Provide multi-year guaranteed incentive awards

×  Provide excise tax gross-ups upon change in control

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	21

Executive Compensation

2018 TOTAL DIRECT COMPENSATION

Consistent with our pay-for-performance culture, the 2018 total direct compensation under the EQH Compensation Program consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components that based a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success.

The following charts show the pay mix for our CEO and the other participants in the 2018 EQH Compensation Program.

CEO Compensation

Other Participants’ Compensation

Annual equity-based awards granted in 2018 consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout.

2018 Annual Equity-Based Awards

Stock Options 25% PerF. Shares (Relative TSR) 25% PerF. Shares (Absolute ROE) 25% RSUs 25% Full value 75% Service and performance-Based 50% Service Based only 50% Appreciation only 25%

STOCKHOLDER ENGAGEMENT

As discussed in “Board and Corporate Governance Practices—Stockholder Engagement” below, our investor and proxy advisory firm outreach and engagement program included discussions regarding our compensation programs with a proxy advisory firm and many of our top holders.

22	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Our 2018 Named Executive Officers are:

Mark Pearson President and Chief Executive Officer	Anders Malmström Senior Executive Vice President and Chief Financial Officer	Jeffrey Hurd Senior Executive Vice President and Chief Operating Officer	Dave Hattem Senior Executive Vice President, General Counsel and Secretary	Seth Bernstein Senior Executive Vice President and Head of Investment Management and Research

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the entire Company. The other 2018 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Malmström, Hurd and Hattem are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of AXA Equitable Life while Mr. Bernstein is responsible for day-to-day management of our investment management and research (“IM&R”) business as the Chief Executive Officer of AB.

Messrs. Pearson, Malmström, Hurd and Hattem participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. AB’s executive compensation is overseen by the AB Board and AB Compensation Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Prior to the IPO

Prior to the IPO, Holdings was a wholly-owned indirect subsidiary of AXA, a French company. Accordingly, the EQH Program Participants’ compensation prior to 2018 was primarily based on AXA’s policies and related compensation plans and programs which were not geared toward standard practices for United States public companies in similar businesses.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	23

Executive Compensation

In anticipation of the IPO, we engaged an independent compensation consultant, Pay Governance LLC (“Pay Governance”), in August 2017 to provide support in understanding industry practice in the United States and to assist in developing compensation policies and programs consistent with Holdings’ transition to a standalone public company. Since Holdings had not yet formed the Compensation Committee, Pay Governance’s work was overseen by management and certain members of the Board and was reviewed with the AXA Equitable Life Organization and Compensation Committee (the “OCC”), which consisted solely of independent directors. Prior to the IPO, the Board approved a number of compensation-related plans, policies and programs based on its review of the Pay Governance analyses discussed below and input from management and the OCC.

Compensation Peer Group Analysis

The first step in developing our compensation policies and programs was to establish a peer group against which those policies and programs would be assessed. Pay Governance assisted in the establishment of a peer group using a screening process under which nine potential peers were initially identified based on objective factors such as industry, geography and assets. This group was then supplemented by companies identified by management as competitors for talent and business. Finally, Pay Governance conducted a review of the peer groups used by others in our sector. The resulting Compensation Peer Group includes:

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. The Hartford Financial Services Group, Inc. Lincoln National Corporation	Manulife Financial Corporation Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The purpose of the Compensation Peer Group is to inform – but not determine – compensation-related decisions. Specifically, we view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. We intend to review the Compensation Peer Group on an annual basis.

Compensation Practices Analysis

After the Compensation Peer Group was determined, Pay Governance conducted a comprehensive analysis of executive compensation practices and design features at the companies in the Compensation Peer Group as well as in the broader financial services sector (the “Pay Governance Practices Analysis”). The Pay Governance Practices Analysis focused on:

•	short-term incentive plan design

•	long-term incentive plan design

•	stock ownership guidelines

•	perquisites
•	clawback policies

•	severance practices

•	retirement plan design

Competitive Compensation Analysis

In addition to the Pay Governance Practices Analysis, in October 2017, Pay Governance performed a competitive compensation analysis for a number of executive positions, including the positions of Messrs. Pearson, Malmström and Hattem (the “Pay Governance Compensation Analysis”). Mr. Hurd’s position was not included in the Pay Governance Compensation Analysis since, at that time, he was not yet employed by the Company and the terms of his 2018 target direct compensation were under negotiation.

24	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

The Pay Governance Compensation Analysis was undertaken in accordance with our pre-existing target pay philosophy which Pay Governance confirmed was consistent with U.S. practice:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation and included a review of two market reference points other than the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. These market reference points include:

•	a broader group of diverse financial services companies with assets of $50 billion or more – this market data was used when reviewing compensation for positions for which the likely talent market is broader than the Compensation Peer Group
•	a broad group of companies with revenues ranging from $6 billion to $20 billion – this market data was used when reviewing compensation for positions that could be sourced across industries

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

Following the IPO

Since its formation at the time of the IPO, the Compensation Committee has been, and continues to be, responsible for the general oversight of our compensation programs. Accordingly, the Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation

•	reviewing and approving all compensation arrangements with executives

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	25

Executive Compensation

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer	As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.
Human Resources	Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.
Pay Governance	In addition to its work prior to the IPO as described above, Pay Governance regularly attends Compensation Committee meetings and assists and advises the Committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the listing standards of the New York Stock Exchange in November 2018. Pay Governance does not perform any work for management.

COMPENSATION COMPONENTS

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

•  align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

•  enhance the performance assessment process with a focus on accountability;

•  differentiate compensation based on individual performance; and

•  provide competitive total annual compensation opportunities.

26	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Total Direct Compensation (continued)
Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

•  align long-term interests of award recipients with those of stockholders;

•  provide competitive total compensation opportunities; and

•  ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for certain types of terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change in control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under Mr. Pearson’s agreement, his employment will continue until he is age 65 unless the employment agreement is terminated earlier by Mr. Pearson or the Company on 30 days’ prior written notice.

As a new hire, Mr. Hurd entered into a letter agreement with AXA Equitable Life dated November 3, 2017 containing the terms of his 2018 target direct compensation. The terms of Mr. Hurd’s letter agreement were negotiated in the fall of 2017 and took into consideration his compensation from his previous employer as well as the importance of establishing the Chief Operating Officer position to facilitate the IPO. Prior to the IPO, the Board approved the terms contained in Mr. Hurd’s letter agreement, including a sign-on bonus of $300,000 that was paid to induce him to join the Company.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	27

Executive Compensation

Base Salary

The Board reviewed the base salaries of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the annual rate of base salary of the EQH Program Participants both before and after adjustment:

EQH Program Participant	Annual Rate of Base Salary Prior to Adjustment	Adjustment	2018 Annual Rate of Base Salary
Mr. Pearson	$1,252,000	N/A	$1,252,000
Mr. Malmström	$660,000	$50,000	$710,000
Mr. Hurd	$900,000	N/A	$900,000
Mr. Hattem	$609,000	$91,000	$700,000

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable Life officers with the title of Executive Director or higher.

The base salaries earned by the EQH Program Participants in 2018, 2017 and 2016 are reported in the Summary Compensation Table included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the AXA Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”) which was approved by the Board prior to the IPO. The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees.

The Board approved performance objectives and their relative weightings for a 2018 variable cash incentive award program under the STIC Plan (the “2018 STIC Program”) prior to the IPO. The EQH Program Participants were all eligible for awards under the 2018 STIC Program. The amount of an EQH Program Participant’s individual award under the 2018 STIC Program was determined by multiplying his 2018 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2018 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2018 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Board reviewed the STIC Targets of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the STIC Targets of the EQH Program Participants both before and after adjustment:

EQH Program Participant	STIC Target Prior to Adjustment	Adjustment	2018 STIC Target
Mr. Pearson	$2,128,400	N/A	$2,128,400
Mr. Malmström	$800,000	$200,000	$1,000,000
Mr. Hurd	$1,500,000	N/A	$1,500,000
Mr. Hattem	$650,000	$100,000	$750,000

28	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. For example, Mr. Hurd was guaranteed a 2018 STIC Program award equal to his STIC Target of $1.5 million. Other than Mr. Hurd, no EQH Program Participant was guaranteed a cash incentive award under the 2018 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for the 2018 STIC Program for the EQH Program Participants was determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Multiple key performance objectives were chosen to incent performance across a range of activities and balance different types of metrics.

The 2018 STIC Program performance objectives and their relative weightings were:

•	Non-GAAP Operating Earnings – 50%

•	Premiums and Flows – 25%

•	Strategic Initiatives – 25%

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2018 STIC Program, and is the most highly weighted performance objective for 2018, due to our belief that it is the strongest indicator of corporate performance for a year.
Premiums and Flows
What is it?	The Premiums and Flows performance objective measured the 2018 premiums of our Protection Solutions business, the 2018 net cash flows of our Group Retirement, IM&R and AXA Advisors broker-dealer (“Advisors B/D”) businesses and the 2018 net cash flows of our Individual Retirement business, excluding flows related to fixed rate GMxB products.
Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2018 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	29

Executive Compensation

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2018 goals set for certain ongoing initiatives required to ensure Holdings’ successful transition to a standalone public company, including:

•  creation and augmentation of the operational and technological capabilities necessary for a standalone public entity;

•  execution of general account optimization and growth and expense initiatives;

•  reallocation of our real estate footprint;

•  unwind of reinsurance provided to AXA Equitable Life by a captive reinsurer for certain variable annuities with guarantees (the “GMxB Unwind“);

•  execution of Holdings’ bond issuance;

•  implementation of a new hedging program;

•  achievement of our annualized premium equivalent sales budget;

•  augmentation of key leadership and staff; and

•  achievement of our target payout ratio of at least 40-60% of Non-GAAP Operating Earnings on an annualized basis.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2018 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

The performance objectives were determined based on our strategy and focus at the time of the program’s design. Accordingly, the performance objectives and their weightings for future years may vary as different metrics become more relevant.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2018 goal for that initiative. Once set, the targets for each performance objective were not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. The Compensation Committee did not make any changes to the targets.

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.

30	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

The Initial Funding Percentage was 120%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	$1,597	$1,996	$2,395	50%	$2,166	71%
Premiums and Flows
• IM&R	$2,550	$3,000	$3,450	5%	$(8,168)	0%
• Individual Retirement	$2,566	$3,019	$3,472	8.75%	$2,913	7%
• Group Retirement	$188	$222	$255	5%	$96	0%
• Protection Solutions	$213	$251	$289	5%	$246	4%
• Advisors B/D	$1,893	$2,227	$2,561	1.25%	$3,023	3%
Strategic Initiatives	N/A	2018 goals met	N/A	25%	2018 goals met/ exceeded	35%
Initial Funding Percentage						120%

Note:	For results in between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 35% since all goals were met or exceeded. Mr. Pearson noted, among other items, that:

•	the general account optimization initiative finished the year ahead of plan with investment income above its 2018 goal in spite of a flat yield curve;

•	the structuring and execution of the GMxB Unwind resulted in a more positive impact to the total company risk-based capital ratio than expected;

•	the execution of Holdings’ bond issuance enabled us to lock in lower cost over a longer period than peers; and

•	the actual payout ratio for 2018 exceeded guidance.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase or decrease the Initial Funding Percentage by twenty percentage points based on any relevant circumstances determined by the committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation Committee decreased the Initial Funding Percentage by six percentage points to determine the Final Funding Percentage of 114%. The decrease was made to eliminate the positive impact to Non-GAAP Operating Earnings of actuarial assumptions related to certain annuity business written under prior management since the impacts of those actuarial assumption changes were not reflective of any current management decisions.

Initial Funding Percentage	120%
Compensation Committee Adjustment	(6%)
Final Funding Percentage	114%

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	31

Executive Compensation

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2018 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2018 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2018 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2018 by the EQH Program Participants.

Mr. Pearson
Accomplishments

•  Ensured the Company met or exceeded its key core metrics, including:

•   delivered Non-GAAP Operating Earnings of $2,166 million with a Pro Forma Non-GAAP Operating Return on Equity of 14.9%, both ahead of target

•   returned $791 million of capital to stockholders, including $649 million through our share repurchase program and $142 million in the form of dividends

•   delivered earnings per share of $3.89

•  Drove improved results for each business segment, including:

•   Individual Retirement operating earnings increased 24.2% to $1.6 billion

•   Group Retirement operating earnings increased 37.5% to $389 million and net flows of $96 million marked the sixth straight year of positive flows

•   Investment Management and Research adjusted operating margin increased by 140 basis points to 29%[5]

•   Protection Solutions saw continued sales momentum as annualized premiums increased 8% year-over-year

•  Provided overall leadership and direction for successful IPO and debut bond offering

•  Established public company leadership and corporate governance framework including recruitment of key hires and promotion of internal talent

•  Ensured on-track delivery of our strategic priorities including our general account optimization and productivity and growth initiatives

•  Established strong relationships with investor community

•  Continued to ensure a culture of inclusion, professional excellence and continuous learning, resulting in external recognitions for consecutive years from the Great Place to Work Institute and the Disability Equality Index

2018 STIC Program Award	$2,911,651

[5]

Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

32	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Mr. Malmström
Accomplishments

•  Provided leadership and direction for Finance activities related to the IPO, including preparation of historical financial statements, roadshow presentations, negotiations with underwriters and other parties

•  Effectively oversaw Finance activities related to the recapitalization of Holdings and GMxB Unwind, including execution of bond issuance and new credit facilities

•  Restructured the Finance organization, including streamlining the reporting structure, making key hires, creating new Investor Relations team and supporting the company’s efforts to reduce footprint in metro New York

•  Drove risk management strategy, including development and implementation of new hedging strategy, maintaining hedge efficiency ratio at high levels and establishing new economic model and risk framework to operationalize and produce results across segments

•  Established strong relationships with investor community, playing a key role in communications with investors, analysts and ratings agencies

2018 STIC Program Award	$1,299,600

Mr. Hurd
Accomplishments

•  Provided leadership and direction for the IPO, including the building of stand-alone public company capabilities throughout the organization

•  Implemented program to evaluate, enhance and continuously improve the end-to-end financial reporting process across the enterprise, focusing on people, process and technology

•  Played a key role in recruitment and hiring of leaders in critical roles to augment and enhance the organization’s leadership capability

•  Led planning and execution of activities around the separation from AXA Group, including management of the transition services agreement, development of critical IT capabilities and evaluation and amendment of critical third-party contracts

•  Provided direction for the governance and oversight of the full portfolio of strategic company investments and projects, leading to $42 million in efficiency benefits on a target of $38 million

•  Drove a refreshed strategy and approach to diversity and inclusion to ensure we reflect a trusting, inclusive and empowering culture with concrete actionable initiatives tailored to our organization

2018 STIC Program Award	$2,080,000

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	33

Executive Compensation

Mr. Hattem
Accomplishments

•  Provided leadership and direction for Law Department activities related to the IPO, including drafting of registration statement and amendments, obtaining required regulatory approvals and implementing corporate restructuring

•  Effectively oversaw Law Department activities related to the recapitalization of Holdings, including negotiation of bond issuance and new credit facilities and approval of the New York State Department of Financial Services regarding the GMxB Unwind

•  Played key role in establishment of public company corporate governance framework for Holdings and negotiation of stockholder and other agreements with AXA

•  Supported company’s efforts to reallocate its real estate footprint by overseeing related legal work and moving legal positions to Charlotte while maintaining high quality of legal advice

•  Supported company’s diversity and inclusion efforts by actively participating in Tandem Sponsorship Program designed to increase the exposure and visibility of female employees to executive management and sponsoring Law Department initiatives designed to maintain the department’s diversity of experience, background, expertise and perspective

2018 STIC Program Award	$1,040,000

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2018, 2017 and 2016 are reported in the Summary Compensation Table included below.

Equity-Based Awards

In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. Equity-based awards were also granted from time to time to executives outside of AXA’s global equity program as part of a sign-on package or as a retention vehicle. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.

Following the IPO, the Compensation Committee has granted and will continue to grant equity-based awards under the AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan (the “2018 Equity Plan”). The 2018 Equity Plan is an umbrella plan approved by the Board and our stockholder prior to the IPO that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.

This section describes the terms of:

•

annual equity-based awards that were granted to the EQH Program Participants by the Compensation Committee (and approved by a subcommittee of the Compensation Committee composed entirely of independent directors) after the IPO;

•	certain one-time equity-based awards (“Transaction Incentive Awards”) granted to the EQH Program Participants by the Board prior to the IPO; and

•	certain payouts Messrs. Pearson, Malmström and Hattem received in 2018 under a prior AXA equity-based award plan.

2018 Annual Equity-Based Awards

The equity-based awards for the EQH Program Participants granted under the 2018 equity program established under the 2018 Equity Plan (the “2018 Equity Program”) consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements

34	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant were approved by the Board prior to the IPO. This dollar value was then allocated between the different equity vehicles. Performance shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly-scheduled meeting on May 16, 2018, with a grant date of May 17, 2018 for restricted stock units and performance shares and June 11, 2018 for stock options. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	25%
EQH Stock Options	Stock options entitling the executives to purchase shares of Holdings’ common stock.	Appreciation Only	Service	25%
EQH Performance Shares	Performance shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Performance Criteria	50%

EQH RSUs. EQH RSUs have a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending entirely on the price of Holdings’ common stock.

EQH Stock Options. EQH Stock Options have a term of approximately ten years and a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. The exercise price for the EQH Stock Options is $21.34, which was the closing price for Holdings’ common stock on the grant date. The value of the EQH Stock Options depends entirely on increases in the price of Holdings’ common stock.

EQH Performance Shares. EQH Performance Shares cliff vest after approximately three years on March 1, 2021. EQH Performance Shares receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares. EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity[6] (“Non-GAAP Operating ROE”) and

•	TSR Performance Shares. EQH Performance Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).

[6]

Since the Company does not yet report Non-GAAP Operating ROE, the target for 2018 was based on Pro Forma Non-GAAP Operating ROE. Both of these measures are not computed in accordance with U.S. GAAP. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	35

Executive Compensation

Non-GAAP Operating ROE and Relative TSR were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and critical to value creation. When approving these performance metrics, the Compensation Committee considered that, as a best practice, the performance shares should contain metrics that differ from the performance objectives contained in the 2018 STIC Program and that reflect both relative and absolute results.

Non-GAAP Operating ROE
What is it?	Non-GAAP Operating ROE is a financial measure used to evaluate our capital efficiency and recurrent profitability. It is determined by dividing Non-GAAP Operating Earnings by the consolidated average equity attributable to Holdings, excluding accumulated other comprehensive income.
Why do we use it?	Non-GAAP Operating ROE was selected as a performance metric because it measures how well we use our capital to generate earnings growth, a critical component of value creation for our stockholders.
Relative TSR
What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.
Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

ROE Performance Shares. The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2018 – December 31, 2020) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2019 and 2020 and Pro Forma Non-GAAP Operating ROE for 2018 that will determine the “ROE Performance Factor” for the applicable year as follows:

If the actual result for the applicable year equals....	The ROE Performance Factor for the applicable year will equal....
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note:	For results in between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

36	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (May 17, 2018 – December 31, 2020) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The peer group for determining Relative TSR was chosen to reflect our specific mix of businesses as well as our competitors for capital, business and executive talent. Accordingly, in addition to the Compensation Peer Group, it includes four prominent asset management companies with assets under management similar in scope to that of AB (Eaton Vance Corp, Invesco Ltd., Legg Mason, Inc. and T. Rowe Price) and an additional insurance company (Torchmark) to ensure a 75%/25% retirement and protection to asset management company mix and a robust peer set.

Equity Targets

The Board reviewed the Equity Targets of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the Equity Targets of the EQH Program Participants both before and after adjustment:

EQH Program Participant	Equity Target Prior to Adjustment	Adjustment	2018 Equity Target
Mr. Pearson	$2,350,000	$1,500,000	$3,850,000
Mr. Malmström	$800,000	$700,000	$1,500,000
Mr. Hurd	$1,800,000	N/A	$1,800,000
Mr. Hattem	$750,000	$250,000	$1,000,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. For example, Mr. Hurd was guaranteed a 2018 Equity Program award of $1.8 million. Other than Mr. Hurd, no EQH Program Participant was guaranteed an award under the 2018 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2018 Equity Program. The Board determined the U.S. dollar value of each award prior to the IPO based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	37

Executive Compensation

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total US Dollar Value of Award
Mr. Pearson	$3,850,000
Mr. Malmström	$1,500,000
Mr. Hurd	$1,800,000
Mr. Hattem	$1,000,000

The amounts granted were determined as follows:

•	To determine the amount of EQH RSUs granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•

To determine the amount of EQH Stock Options granted to each EQH Program Participant, 25% of his total award value was divided by the value of an EQH Stock Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718.

•

To determine the amount of ROE Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•	To determine the amount of TSR Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by a price determined using a Monte Carlo valuation.

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2018 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause after March 1, 2019 and termination due to death or disability. Also, in the event that an EQH Program Participant who is at least age 55 with ten years of service terminates employment after March 1, 2019, his equity-based award will continue to vest. Accordingly, since both Mr. Pearson and Mr. Hattem meet these age and service requirements, they will not forfeit their equity-based awards due to any service condition.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

Detailed information on the 2018 Equity Program awards for each of the EQH Program Participants is reported in the 2018 Grants of Plan-Based Awards Table included below.

2018 Transaction Incentive Awards

Transaction Incentive Awards for each of the EQH Program Participants were approved by the Board under the 2018 Equity Plan at the time of the IPO. Transaction Incentive Awards were one-time awards granted to key executives who were critical to the success of the IPO to:

•	incentivize their performance in connection with the preparation and successful execution of the IPO;

•	encourage their retention during and after the IPO;

•	establish a meaningful stake in Holdings’ common stock for each executive; and

•	further align their interests with those of our stockholders.

38	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

All Transaction Incentive Awards were paid in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of the restricted stock units granted to each EQH Program Participant was determined by dividing his award value by the IPO price of $20.

The amounts received by the EQH Program Participants are listed in the table below.

EQH Program Participant	U.S. Dollar Award Value
Mr. Pearson	$3,700,000
Mr. Malmström	$1,480,000
Mr. Hurd	$740,000
Mr. Hattem	$1,480,000

Vesting

Fifty percent of the restricted stock units will vest based on continued service (the “Service Units”) and fifty percent will vest based on the performance of Holdings’ share price (“Performance Units”) as follows:

Type Of Units	Vesting Requirements
Service Units	50% of the Service Units vested on November 14, 2018; 25% of the Service Units will vest on May 10, 2019; and 25% of the Service Units will vest on May 10, 2020.
Performance Units

Condition #1 — if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

Condition #2 — if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

Condition #3 — if neither Condition #1 nor Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

None of the Performance Units vested in 2018 since the performance conditions were not met.

Termination of Employment

The rules related to termination of employment applicable to the Transaction Incentive Awards are generally identical to those applicable to the annual equity-based awards described above, provided that the Transaction Incentive Awards do not continue to vest based on the satisfaction of any age and service requirements.

Detailed information on the Transaction Incentive Awards granted to each of the EQH Program Participants is reported in the 2018 Grants of Plan-Based Awards Table included below.

2018 Equity-Based Award Payouts

In 2018, Messrs. Pearson, Malmström and Hattem received a payout under the 2014 AXA International Performance Shares Plan (the “2014 AXA Performance Shares Plan”). Under the 2014 AXA Performance Shares Plan, 50% of the AXA performance shares granted to a participant had a cliff vesting schedule of three years (first tranche) and the remaining 50% had a cliff vesting schedule of four years (second tranche).

The number of AXA performance shares earned was determined for the first tranche at the end of a two-year performance period starting on January 1, 2014 and ending on December 31, 2015 and for the second tranche at the end of a three-year

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	39

Executive Compensation

performance period starting on January 1, 2014 and ending on December 31, 2016, by multiplying the number of AXA performance shares granted for the applicable tranche by a performance percentage determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. The performance percentage for the first tranche was 123.77% and the performance percentage for the second tranche was 122.92%.

Detailed information on the payouts of 2014 AXA performance shares in 2018 is reported in the 2018 Option Exercises and Stock Vested Table included below.

Other Compensation and Benefit Programs

Benefit Plans

All AXA Equitable Life employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service.
What plans are offered?

The AXA Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions and employer contributions as follows:

•  the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 1.5% of annual eligible compensation was made for the 2018 plan year; and

•  the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($128,400 in 2018) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($275,000 in 2018).

Effective January 1, 2019, a 3% employer matching contribution was added for participants’ voluntary deferrals under the plan. All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2018.

The AXA Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson and Mr. Hattem participate in the Retirement Plan.

40	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Excess Retirement Plans
Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.
What plans are offered?

Excess 401(k) Contributions

Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2018, these contributions were equal to 10% of the participant’s eligible compensation. For 2019, this amount has been reduced to 5% of eligible compensation and a 3% excess matching contribution for participants’ voluntary deferrals under the Post-2004 VDCP has been introduced. All the EQH Program Participants were eligible to receive excess employer contributions in 2018.

The AXA Equitable Excess Retirement Plan (the “Excess Plan”)

The Excess Plan is a nonqualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Hattem, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

Voluntary Non-Qualified Deferred Compensation Plans
Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.
What plans are offered?

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2018.

The Variable Deferred Compensation Plan (“VDCP”)

Mr. Hattem also participated in the VDCP, the predecessor plan to the Post-2004 Plan prior to its freeze in 2004.

Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.
What plans are offered?

The AXA Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	41

Executive Compensation

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers as well as amounts voluntarily deferred by Mr. Hattem under the Post-2004 Plan and the VDCP, see the Summary Compensation Table and Non-qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.

Perquisites

EQH Program Participants receive only de minimis perquisites. Financial planning and tax preparation services were provided in 2018 but have been eliminated for 2019 and future years for the EQH Program Participants other than Mr. Pearson.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage and repatriation costs.

The incremental costs of perquisites for the EQH Program Participants during 2018 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included below.

Termination Benefits

Severance Benefits

The AXA Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The AXA Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including severance pay equal to two times the sum of his salary and short-term incentive compensation. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Change in Control Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock), the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2018 Equity Plan

Generally, in the event of a change of control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock), equity awards granted under the 2018 Equity Plan that are not

42	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options and stock appreciation rights, the applicable exercise or base price).

Mr. Pearson’s Employment Agreement

Under Mr. Pearson’s employment agreement, a change in control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock) would be deemed to be “good reason” entitling Mr. Pearson to terminate his employment and receive the severance benefits described above in “Mr. Pearson’s Employment Agreement.”

Prior Equity Awards

As mentioned above, the EQH Program Participants other than Mr. Hurd received equity-based awards in 2017 and prior years linked to the performance of AXA’s stock, including both stock options and performance shares. If there is a change in control of Holdings, all of these stock options would become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

All performance shares granted in 2017 and prior years would be forfeited upon a change in control. However, a change in control will not be deemed to occur for purposes of these performance shares unless AXA ceases to own at least 10% of the capital or voting rights of Holdings.

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2018, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation programs with the intent of enhancing firm-wide and individual performance and unitholder value. AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•

recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s culture of “Relentless Ingenuity”, which includes the core competencies of relentlessness, ingeniousness, collaboration and accountability; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

Compensation Decision-Making Process

In 2018, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2018 Benchmarking Data”). The 2018 Benchmarking Data summarized 2017 compensation levels and 2018 salaries at selected asset management companies and banks comparable to AB in terms of size and business mix (“Comparable Companies”). The 2018 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

The Comparable Companies, which AB management selected with input from McLagan, included:

•	Eaton Vance Corporation

•	Invesco Ltd.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	43

Executive Compensation

•	MFS Investment Management

•	Oppenheimer Funds Distributor, Inc.

•	T. Rowe Price Group, Inc.

•	Franklin Resources, Inc.

•	JPMorgan Asset Management Inc.

•	Morgan Stanley Investment Management Inc.

•	PIMCO LLC

•	TIAA Group / Nuveen Investments

•	Goldman Sachs Asset Management

•	Legg Mason, Inc.

•	Neuberger Berman LLC

•	Prudential Investments

•	The Vanguard Group, Inc.

The AB Compensation Committee considered the 2018 Benchmarking Data in concluding that Mr. Bernstein’s 2018 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ends on May 1, 2020, provided that the term shall automatically extend for one additional year on May 1, 2020 and each anniversary thereafter, unless the Bernstein Employment Agreement is terminated in accordance with its terms.

The terms of the Bernstein Employment Agreement were the result of arm’s length negotiations between Mr. Bernstein and senior AXA executives. The AB Board then approved the Bernstein Employment Agreement after having considered, among other things, the compensation package provided to Mr. Bernstein’s predecessor, the 2016 compensation and 2017 expected compensation of AB’s other executive officers and Mr. Bernstein’s compensation at his former employer.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Short-Term Incentive Compensation

A 2018 variable cash incentive award was available for Mr. Bernstein under AB’s 2018 Incentive Compensation Program (the “2018 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but is primarily is a function of AB’s financial performance and the AB Compensation Committee’s assessment of Mr. Bernstein’s performance.

Adjusted Compensation Ratio

For the 2018 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

44	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.[7] Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and

•	eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds.

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2018, the Adjusted Compensation Ratio was 47.5%.

Mr. Bernstein’s Award

Mr. Bernstein’s short-term incentive compensation target is $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $3,500,000 for Mr. Bernstein under the 2018 AB STIC Program.

In making its determination, the AB Compensation Committee took into account the factors that it deemed relevant, including Mr. Pearson’s recommendations and Mr. Bernstein’s leadership with respect to the progress AB made across its three firm-wide initiatives in 2018, which were:

•	deliver differentiated return streams to clients;

•	commercialize and scale its suite of services; and

•	continue its rigorous focus on expense management.

Highlights during 2018 included active equity net inflows in AB’s retail and institutional channels, the highest amount of gross sales in its private wealth channel in 10 years, and an expansion of AB’s adjusted operating margin by 140 bps to 29.1%. The AB Compensation Committee also considered Mr. Bernstein’s leadership in AB’s continuing process of relocating its headquarters to Nashville.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $4,000,000 and four-year pro-rata vesting during its regular meeting held on December 11, 2018 (the “2018 SB Award”).

[7]

Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	45

Executive Compensation

The 2018 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2018 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2018 SB Award until 2023. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2018 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2018 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2018 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback an award if Mr. Bernstein fails to adhere to risk management policies.

As a member of the Management Committee, Mr. Bernstein received a Transaction Incentive Award in 2018 with a dollar value of $740,000. Mr. Bernstein’s Transaction Incentive Award was granted by the EQH Board in the same form and is subject to the same terms and conditions as described above for the EQH Program Participants.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and entitled to a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017 and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified retirement plan. The AB Compensation Committee determines the amount of annual company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and the annual company profit sharing contribution, if any).

With respect to 2018, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.

Termination Benefits

The Bernstein Employment Agreement includes severance and change-in-control provisions. If Mr. Bernstein’s employment is terminated without cause or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive certain severance benefits, including a cash payment equal to the sum of his current base salary and bonus opportunity amount (the “Compensation Amount”). If such a termination occurs during the 12 months following a change in control in AB, he will receive the same severance benefits plus an additional payment equal to the Compensation Amount. For this purpose, a change in control of AB would not include a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock.

If a change in control occurs prior to January 1, 2020, to the extent that payments to Mr. Bernstein would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Bernstein will be entitled to a gross-up payment to ensure that he will retain an amount equal to the excise tax imposed upon such payments, but if the payments do not exceed 110% of the statutory limit imposed by Section 280G of the Internal Revenue Code, the payments will be reduced to the maximum amount that does not result in the imposition of such excise tax.

46	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Mr. Bernstein negotiated these severance and change-in-control provisions to have the security and flexibility to focus on the business and preserve the value of his long-term incentive compensation. The AB Board and AXA determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provided Mr. Bernstein with effective incentives for future performance. Also, the AB Board and AXA determined to limit the applicability of the excise tax gross-up provision as the application of the excise tax is more burdensome on newly hired employees.

The AB Board and AXA further concluded that the change-in-control and termination provisions in the Bernstein Employment Agreement fit within AB’s overall compensation objectives because these provisions align with AB’s goal of providing executives with effective incentives for future performance and:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2018, see “Potential Payments Upon Termination or Change in Control” below.

COMPENSATION-RELATED POLICIES

The Board approved the following compensation-related policies prior to the IPO based on its review of the Pay Governance Practices Analysis and input from management and the OCC.

Clawbacks

Our clawback and forfeiture policy provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	47

Executive Compensation

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Shares;

•	AB Holding Units (collectively with Holdings common stock, “Company Stock”); and

•	unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.

The executives are required to retain 75% of any net Company Stock (after the payment of taxes and the costs of exercise and commissions for stock options) received as compensation until the applicable requirement is met. Once an executive satisfies the stock ownership guidelines, the executive will not be deemed to have fallen out of compliance solely by reason of a decline in the value of the Company Stock.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.

All trading plans must:

•	be in writing and in a form acceptable to the Company;

•	acknowledged in writing by the General Counsel prior to becoming effective; and

•	not be modified at any time when the insider is in possession of material non-public information.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. For taxable years prior to 2018, neither Holdings nor any of its subsidiaries, including AB, were deemed to be publicly held companies for this purpose.

Following the IPO, Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

48	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE

As a newly public company, Holdings has not yet conducted a “Say on Pay” vote.

Compensation Committee Report

The Compensation Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Holdings’ annual report on Form 10-K and Holdings’ Proxy Statement.

Compensation Committee

Ramon de Oliveira

Daniel G. Kaye

Charles G. T. Stonehill

George Stansfield

Note: As of March 26, 2019, Mr. Kaye and Mr. Stansfield no longer serve on the Compensation Committee. Also, Ms. Matus has joined the Compensation Committee and replaced Mr. de Oliveira as Chairperson.

Compensation Committee Interlocks and Insider Participation

The following directors served as Compensation Committee members during 2018: Messrs. Kaye, de Oliveira, Stansfield and Stonehill. During 2018, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

To support its analysis, Holdings engaged a compensation consultant to conduct a risk assessment of the 2018 STIC Program, the 2018 LTIC Program and sales incentive plans for the retirement and protection businesses (the “Risk Assessment”). The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery to sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cyber security, that could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	49

Executive Compensation

Compensation Tables

2018 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2018, December 31, 2017 and December 31, 2016, except that no information is provided for 2017 and 2016 for Mr. Hurd and for 2016 for Mr. Bernstein since they were not Named Executive Officers in those years.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Mark Pearson President and Chief Executive Officer	2018	$1,250,114	$—	$6,587,516	$962,503	$2,911,651	$—	$426,779	$12,138,563
	2017	$1,250,114	$—	$2,067,378	$341,280	$2,526,000	$1,017,919	$370,238	$7,572,929
	2016	$1,250,744	$—	$2,010,449	$382,419	$2,164,000	$393,441	$389,201	$6,590,254
Anders Malmström Senior Executive Vice President and Chief Financial Officer	2018	$688,915	$—	$2,605,048	$375,000	$1,299,600	$114,890	$186,171	$5,269,624
	2017	$658,228	$—	$526,564	$106,722	$1,047,248	$180,070	$330,538	$2,849,370
	2016	$658,228	$—	$496,993	$116,089	$850,000	$280,596	$172,895	$2,574,801
Jeffrey Hurd Senior Executive Vice President and Chief Operating Officer	2018	$864,480	$300,000	$2,090,031	$450,001	$2,080,000	$—	$91,439	$5,875,951
Dave Hattem Senior Executive Vice President, General Counsel and Secretary	2018	$665,182	$—	$2,230,032	$250,000	$1,040,000	$—	$160,812	$4,346,026
	2017	$609,333	$—	$646,471	$106,722	$788,119	$578,537	$155,008	$2,884,190
	2016	$599,893	$—	$648,443	$123,348	$750,000	$238,250	$134,224	$2,494,158
Seth Bernstein Senior Executive Vice President and Head of Investment Management and Research	2018	$500,000	$3,500,000	$4,740,000	$—	$—	$—	$344,847	$9,084,847
	2017	$334,615	$3,000,000	$3,500,003	$—	$—	$—	$148,274	$6,982,892

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.

(2)

No bonuses were paid to the EQH Program Participants in 2018, 2017 or 2016 other than Mr. Hurd’s sign-on bonus of $300,000 in 2018. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in 2018 and 2017 respectively.

(3)

For the EQH Program Participants, the amounts reported in this column for 2018 represent the aggregate grant date fair value of EQH RSUs, EQH Performance Shares and Transaction Incentive Awards granted to them in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

AEL Named Executive Officer	Maximum Payout
Mr. Pearson	$3,850,021
Mr. Malmström	$1,500,054
Mr. Hurd	$1,800,039
Mr. Hattem	$1,000,036

For Mr. Bernstein, the amount reported in this column for 2018 represents the aggregate grant date fair value of his Transaction Incentive Award and the 2018 SB Award in accordance with FASB ASC Topic 718, and the assumptions made in calculating this amount can be found in Note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. The EQH RSUs, EQH Performance Shares, Transaction Incentive Awards and 2018 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

50	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

(4)

The amounts reported in this column for 2018 represent the aggregate grant date fair value of EQH Stock Options granted in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. EQH Stock Options are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(5)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2018, 2017 and 2016, respectively.

(6)

The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The actuarial present value of Mr. Pearson’s and Mr. Hattem’s accumulated pension benefits decreased by $712,215 and $216,816 respectively, primarily due to an increase in the discount rate used to determine the present value. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2018, 2017 or 2016. For more information regarding the pension benefits for each Named Executive Officer, see the Pension Benefits as of December 31, 2018 Table below.

(7)	The following table provides additional details for the 2018 amounts in the All Other Compensation column.

Name	Auto (a)	Excess Liability Insurance (b)	Financial Advice (c)	Profit Sharing/401k Plan Contributions (d)	Excess 401(k) Contributions (e)	Other Perquisites/ Benefits (f)	Total
Mark Pearson	$28,992	$8,201	$24,891	$14,665	$349,964	$66	$426,779
Anders Malmström	$—	$—	$24,891	$14,665	$146,116	$499	$186,171
Jeffrey Hurd	$—	$—	$17,535	$14,665	$58,806	$433	$91,439
Dave Hattem	$—	$—	$15,000	$14,665	$128,329	$2,818	$160,812
Seth Bernstein	$320,685	$—	$9,340	$12,500	$—	$2,322	$344,847

(a)

Pursuant to his employment agreement, Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. For Mr. Bernstein, the amount listed includes auto lease costs ($16,689), driver compensation and other car-related expenses ($303,996).

(b)

AXA Equitable Life pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

AXA Equitable Life paid for financial planning services for each of the EQH Program Participants in 2018. These payments have been discontinued for 2019 and future years for EQH Program Participants other than Mr. Pearson. This column also includes payments for expatriate tax services for Mr. Pearson and Mr. Malmström.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.

(e)	This column includes the amount of excess 401(k) contributions received by each EQH Program Participant under the Post-2004 Plan.

(f)

This column includes amounts related to guests accompanying the EQH Program Participants to company events. It also includes life insurance premiums for Mr. Bernstein and a $66 health premium refund for both Mr. Pearson and Mr. Malmström.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	51

Executive Compensation

2018 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during 2018.

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Pearson			$—	$2,128,400	$4,256,800
	06/11/2018	05/16/2018								208,786	$21.34	$962,503
	05/17/2018	05/16/2018							44,396			$962,505
	05/17/2018	05/16/2018					41,541	83,082				$962,505
	05/17/2018	05/16/2018					44,396	88,792				$962,505
	05/09/2018	04/25/2018				46,250	92,500	92,500	92,500			$3,700,000
Anders Malmström			$—	$1,000,000	$2,000,000
	06/11/2018	05/16/2018								81,345	$21.34	$375,000
	05/17/2018	05/16/2018							17,298			$375,021
	05/17/2018	05/16/2018					16,185	32,370				$375,006
	05/17/2018	05/16/2018					17,298	34,596				$375,021
	05/09/2018	04/25/2018				18,500	37,000	37,000	37,000			$1,480,000
Jeff Hurd			$—	$1,500,000	$3,000,000
	06/11/2018	05/16/2018								97,614	$21.34	$450,001
	05/17/2018	05/16/2018							20,757			$450,012
	05/17/2018	05/16/2018					19,422	23,306				$450,008
	05/17/2018	05/16/2018					20,757	24,908				$450,012
	05/09/2018	04/25/2018				9,250	18,500	18,500	18,500			$740,000
Dave Hattem			$—	$750,000	$1,500,000
	06/11/2018	05/16/2018								54,230	$21.34	$250,000
	05/17/2018	05/16/2018							11,532			$250,014
	05/17/2018	05/16/2018					10,790	21,580				$250,004
	05/17/2018	05/16/2018					11,532	23,064				$250,014
	05/09/2018	04/25/2018				18,500	37,000	37,000	37,000			$1,480,000
Seth Bernstein	12/11/2018	12/11/2018							149,868			$4,000,000
	05/09/2018	04/25/2018				9,250	18,500	18,500	18,500			$740,000

(1)

On May 16, 2018, the Compensation Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of May 17, 2018 and the grant of the EQH Stock Options with a grant date of June 11, 2018. On April 25, 2018, the Board approved the grant of the Transaction Incentive Awards with a grant date of May 9, 2018. On December 11, 2018, the AB Compensation Committee approved the grant of the 2018 SB Award with a grant date of December 11, 2018.

(2)

For the EQH Program Participants, the target column shows the target award under the 2018 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(3)

For the EQH Program Participants, the second row shows the EQH Stock Options granted on June 11, 2018. The third, fourth and fifth rows show the EQH RSUs, the TSR Performance Shares and the ROE Performance Shares granted on May 17, 2018, respectively. The sixth row shows the Transaction Incentive Awards granted on May 9, 2018. For Mr. Bernstein, the first row shows the 2018 SB Award granted on December 11, 2018 and the second row shows the Transaction Incentive Award granted on May 9, 2018.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2018 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

52	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2018 Annual Equity-Based Awards for EQH Program Participants

EQH RSUs. EQH RSUs were granted on May 17, 2018 with a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH Stock Options. EQH Stock Options were granted on June 11, 2018 with a term of approximately ten years and a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. The exercise price for the EQH Stock Options is $21.34, which was the closing price for Holdings’ common stock on the grant date.

EQH Performance Shares. EQH Performance Shares were granted on May 17, 2018 and will cliff vest after approximately three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares – EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating ROE[8]; and

•	TSR Performance Shares – EQH Performance Shares that may be earned based on Holdings’ Relative TSR.

ROE Performance Shares. The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2018 – December 31, 2020) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2019 and 2020 and Pro Forma Non-GAAP Operating ROE for 2018 that will determine the “ROE Performance Factor” for the applicable year as follows:

The actual result for the applicable year equals....	The ROE Performance Factor for the applicable year will equal....
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

[8]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including non-GAAP Operating Earnings and Pro Forma Non-GAAP Operating ROE. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	53

Executive Compensation

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (May 17, 2018—December 31, 2020) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

2018 Transaction Incentive Awards

All Transaction Incentive Awards were paid in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of restricted stock units granted to each Named Executive Officer was determined by dividing his award value by the IPO price of $20. The restricted stock units vest as follows:

Type Of Units	Vesting Requirements
Service Units (50% of award)	• 50% of the Service Units vested on November 14, 2018; • 25% of the Service Units will vest on May 10, 2019; and • 25% of the Service Units will vest on May 10, 2020.
Performance Units (50% of award)

•  Condition #1 – if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

•  Condition #2 – if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

•  Condition #3 – if neither Condition #1 nor Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

2018 SB Award

The 2018 SB Award is denominated in restricted AB Holding Units and has a four-year pro-rata vesting schedule. The AB Holding Units underlying the 2018 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2018 SB Award until 2023. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2018 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2018 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition, and restrictions on employee and client solicitation. The 2018 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

54	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2018

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2018. The table includes outstanding equity grants from past years as well as the current year. For the EQH Program Participants, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Pearson			41,134	$25.74	03/24/2024	182,967	$3,500,876	426,303	$8,099,120
	48,486		96,972	$26.12	06/19/2025
			186,069	$24.00	06/06/2026
			170,004	$26.69	06/21/2027
		208,786		$21.34	03/01/2028
Anders Malmström	24,414		12,206	$25.74	03/24/2024	59,395	$1,104,837	150,435	$2,812,649
	12,393	12,393	12,393	$26.12	06/19/2025
		37,656	18,828	$24.00	06/06/2026
		35,442	17,720	$26.69	06/21/2027
		81,345		$21.34	03/01/2028
Jeff Hurd		97,614		$21.34	03/01/2028	30,007	$499,016	79,436	$1,321,021
Dave Hattem	22,626		11,314	$25.74	03/24/2024	53,629	$1,008,948	135,525	$2,574,705
	12,393	12,393	12,393	$26.12	06/19/2025
		40,012	20,004	$24.00	06/06/2026
		35,442	17,720	$26.69	06/21/2027
		54,230		$21.34	03/01/2028
Seth Bernstein						9,250	$153,828	18,500	$307,655
						273,398	$7,469,243

(1)

All options with expiration dates prior to March 1, 2028 are AXA stock options. All AXA stock options have ten-year terms and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant; provided that the last third will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period (this condition applies to all AXA stock options granted to Mr. Pearson).

(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

(3)

For the EQH Program Participants, this column reflects earned but unvested EQH RSUs granted in 2018, AXA performance shares granted in 2015 and the remaining unvested 50% of the Service Units received under their Transaction Incentive Awards as follows:

	2015 AXA Performance Shares Vesting 6/19/19	2018 Transaction Incentive Awards – Service Units Vesting Ratably on 5/10/19 and 5/10/20	2018 EQH RSUs – Vesting Ratably on 3/1/19, 3/1/20 and 3/1/21
Mr. Pearson	92,321	46,250	44,396
Mr. Malmström	23,597	18,500	17,298
Mr. Hurd		9,250	20,757
Mr. Hattem	23,597	18,500	11,532

For Mr. Bernstein, the first row reflects the remaining unvested 50% of the Service Units he received under his Transaction Incentive Award and the second row reflects unvested restricted AB Holding Units granted in 2017 (which vest ratably on May 1 of each of 2019, 2020 and 2021) and unvested restricted AB Holding Units granted in 2018 (which vest ratably on December 1 of each of 2019, 2020, 2021 and 2022).

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	55

Executive Compensation

(4)	This column includes:

	2016 AXA Performance Shares Vesting 6/6/20	2017 AXA Performance Shares Vesting 6/21/21	2018 EQH Performance Shares Vesting 3/1/21	2018 Transaction Incentive Awards – Performance Units
Mr. Pearson	106,326	97,144	TSR – 41,541 ROE – 88,792	92,500
Mr. Malmström	32,277	30,377	TSR – 16,185 ROE – 34,596	37,000
Mr. Hurd	—	—	TSR – 19,422 ROE – 41,514	18,500
Mr. Hattem	34,294	30,377	TSR – 10,790 ROE – 23,064	37,000
Mr. Bernstein	—	—	—	18,500

TSR Performance Shares are reported at target. ROE Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table summarizes the value received from stock option exercises and stock awards vested during 2018.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Mark Pearson	570,840	$5,455,816	91,929	$2,155,632
Anders Malmström	11,644	$120,296	32,002	$737,973
Jeffrey Hurd	—	$—	9,302	$194,418
Dave Hattem	—	$—	31,019	$712,357
Seth Bernstein	—	$—	50,479	$1,310,301

(1)	This column reflects the number of AXA stock options exercised in 2018 by Mr. Pearson and Mr. Malmström.

(2)	All shares acquired upon the option exercises were immediately sold. This column reflects the actual sale price received less the exercise price.

(3)

For Messrs. Pearson, Malmström and Hattem, this column reflects the vesting of the second tranche of their 2014 AXA performance shares in 2018. For all of the Named Executive Officers, this column reflects the vesting of a portion of their Transaction Incentive Awards (and related dividend equivalents) in November 2018. For Mr. Bernstein, this column also reflects the vesting of 41,177 of his 2017 AB Holding Units. The delivery of Mr. Bernstein’s 41,177 AB Holding Units (minus any AB Holding Units withheld to cover applicable taxes) is deferred pursuant to the terms of his employment agreement until May 1, 2021, subject to accelerated delivery upon circumstances set forth in his employment agreement. Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(4)

The value of the AXA performance shares that vested in 2018 was determined based on the average of the high and low AXA ordinary share price on the vesting date, converted to US dollars using the European Central Bank reference rate on the vesting date.

56	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

PENSION BENEFITS AS OF DECEMBER 31, 2018

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2018. Note that Messrs. Malmström and Hurd did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

Name	Plan Name (1)	Number of Years Credited Service (2)	Present Value of Accumulated Benefit	Payments during the last fiscal year
Mark Pearson	AXA Equitable Retirement Plan	3	$70,561	$—
	AXA Equitable Excess Retirement Plan	3	$696,507	$—
	AXA Equitable Executive Survivor Benefit Plan	24	$3,591,990	$—
Anders Malmström	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	7	$626,356	$—
Jeffrey Hurd	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	—	$—	$—
Dave Hattem	AXA Equitable Retirement Plan	19	$526,399	$—
	AXA Equitable Excess Retirement Plan	19	$1,090,680	$—
	AXA Equitable Executive Survivor Benefit Plan	25	$2,206,955	$—
Seth Bernstein	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	—	$—	$—

(1)

The December 31, 2018 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 13 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with AXA Equitable Life affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable Life established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2018, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012 received an interest crediting rate of 1.25%.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	57

Executive Compensation

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Messrs. Pearson and Hattem are each entitled to a frozen cash balance benefit under the Retirement Plan and are currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013 was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of AXA Equitable Life and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Hattem made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019.

58	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2018

The following table provides information on the excess 401(k) contributions received by the EQH Program Participants in 2018, as well as their aggregate balances in the Post-2004 Plan and VDCP. It also reflects Mr. Bernstein’s deferral of an equity award granted in 2017.

Name	Plan Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Mark Pearson	The Post-2004 Variable Deferred Compensation Plan	$—	$349,964	$(53,972)	$394,940	$1,409,626
Anders Malmström	The Post-2004 Variable Deferred Compensation Plan	$—	$146,116	$(23,655)	$—	$574,495
Jeffrey Hurd	The Post-2004 Variable Deferred Compensation Plan	$—	$58,806	$(1,939)	$—	$56,867
Dave Hattem	The Post-2004 Variable Deferred Compensation Plan	$—	$128,329	$(36,330)	$106,954	$740,634
	The Variable Deferred Compensation Plan	$—	$—	$(73,060)	$—	$1,259,141
Seth Bernstein (4)	2017 Equity Award	$1,115,883	$—	$96,766	$—	$—
(1)	The amounts reported in this column are also reported in the “All Other Compensation” column of the 2018 Summary Compensation Table above.

(2)	The amounts reported in this column are not reported in the 2018 Summary Compensation Table.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	59

Executive Compensation

(3)

The amounts in this column that were previously reported as compensation in the Summary Compensation Table included in AXA Equitable Life’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount
Pearson	$1,311,245
Malmström	$366,469
Hattem	$458,674

(4)

For Mr. Bernstein, the executive contributions column reflects the value of 41,177 restricted AB Holding Units that vested on May 1, 2018 and will not be delivered until May 1, 2021. The aggregate earnings in last fiscal year column reflects the change in the AB Holding Unit price between May 1 and December 1, 2018 and cash distributions received by Mr. Bernstein on the deferred units during this period. The grant date fair value of the AB Holding Units was reported in the Summary Compensation Table for 2017.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, AXA Equitable Life provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($275,000 in 2018) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year.

The VDCP

Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals were credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 can be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options.

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant’s termination date, but they must begin by either the first January or the first July following the later of: (a) the participant’s attainment of age 65 and (b) the date that is thirteen months following the participant’s termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

60	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2018 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

For purposes of this table:

•	“AXA Equity Awards” means all AXA stock options and performance shares awarded to the EQH Program Participants;

•	“EQH Equity Awards” means the EQH RSUs, the EQH Performance Shares, the EQH Stock Options and Transaction Incentive Awards; and

•

hypothetical payments and benefits related to equity awards are calculated using the closing price of the AXA ordinary share on December 31, 2018, converted to U.S. dollars, or the closing price of the Holdings’ share on December 31, 2018 where applicable.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	61

Executive Compensation

In all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

Name	Temporary Income Payments	Lump Sum Payments	AXA Equity Awards	EQH Equity Awards
Mr. Pearson
Retirement	$—	$2,128,400	$6,395,225	$—
Good Reason Termination – no CIC	$7,556,000	$2,884,000	$6,395,225	$—
Involuntary Termination – no CIC	$7,556,000	$2,884,000	$6,395,225	$179,471
CIC w/o Termination	$—	$—	$8,384	$3,348,883
CIC w/ Involuntary or Good Reason Termination	$7,556,000	$2,884,000	$6,395,225	$3,348,883
Death	$—	$—	$7,713,268	$4,474,850
Disability	$—	$—	$6,395,225	$4,474,850
Mr. Malmström
Involuntary Termination – no CIC	$2,633,013	$1,040,000	$—	$71,792
CIC w/o Termination	$—	$—	$2,488	$1,328,770
Involuntary or Good Reason Termination – CIC	$3,510,683	$1,040,000	$2,488	$1,328,770
Death	$—	$—	$2,270,749	$1,767,453
Disability	$—	$—	$1,862,367	$1,767,453
Mr. Hurd
Involuntary Termination – no CIC	$3,596,375	$1,540,000	N/A	$35,904
CIC w/o Termination	$—	$—	N/A	$948,409
Involuntary or Good Reason Termination – CIC	$4,795,167	$1,540,000	N/A	$948,409
Death	$—	$—	N/A	$1,474,848
Disability	$—	$—	N/A	$1,474,848
Mr. Hattem
Retirement	$—	$750,000	$1,908,225	$—
Involuntary Termination – no CIC	$2,229,358	$790,000	$1,908,225	$71,792
CIC w/o Termination	$—	$—	$2,306	$1,193,502
Involuntary or Good Reason Termination – CIC	$2,972,478	$790,000	$1,908,225	$1,193,502
Death	$—	$—	$2,327,182	$1,485,957
Disability	$—	$—	$1,908,225	$1,485,957

Retirement

The only EQH Program Participants eligible to retire on the Trigger Date were Messrs. Pearson and Hattem. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Messrs. Pearson and Hattem had retired on the Trigger Date:

Lump Sum Payments

They would have received a 2018 STIC Program award equal to the lower of their 2017 cash incentive award and their 2018 STIC Target.

AXA Equity Awards

•

Their AXA stock options would have continued to vest and be exercisable until their expiration date, except in the case of misconduct for which the options would be forfeited. The table reflects the value at the Trigger Date of AXA stock options that would have vested after 2018.

62	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

•

They would have been treated as if they continued in the employ of the Company until the end of the vesting period for purposes of their AXA performance share awards. Accordingly, they would have received AXA performance share payouts at the same time and in the same amounts as they would have received such payouts if they had not retired. The estimated values of those payouts at the Trigger Date assume target performance, except for the 2015 performance shares for which actual performance is used.

EQH Equity Awards

Their EQH Equity Awards would have been forfeited.

If the Trigger Date occurred after March 1, 2019, their EQH Equity Awards (other than the Transaction Incentive Awards) would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other

They would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

Good Reason Termination – No CIC

Under his employment agreement, if Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason” as described below, he would have been entitled to:

•

temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent annual cash incentive award, (b) the average of his last three annual cash incentive awards and (c) his STIC Target;

•	a lump sum payment equal to his STIC Target; and

•

a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”).

For this purpose, “good reason” includes:

•	an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

•	the removal of Mr. Pearson from his positions;

•	Mr. Pearson being required to be based at an office more than 75 miles from New York City,

•	a diminution of Mr. Pearson’s titles;

•	a material failure by the Company to comply with the agreement’s compensation provisions;

•	a failure of the company to secure a written assumption of the agreement by any successor company; and

•	a CIC of Holdings as defined below under “Change in Control—EQH Equity Awards” (provided that Mr. Pearson delivers notice of termination within 180 days after the CIC).

The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Mr. Pearson’s equity awards would have been treated as described above under “Retirement” and he would have received the Medical/ESB Benefits. Other than Mr. Pearson, the EQH Program Participants are not entitled to termination payments or benefits in connection with a termination for good reason unrelated to a CIC.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	63

Executive Compensation

Involuntary Termination – No CIC

Temporary Income and Lump Sum Payments

If they had experienced an involuntary termination of employment unrelated to a CIC on the Trigger Date that satisfied the conditions in the Severance Plan (a “job elimination”), the EQH Program Participants other than Mr. Pearson would have been eligible for severance benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company. The agreement would also have included provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. The severance benefits would have included:

•	temporary income payments equal to 78 weeks of base salary;

•	additional temporary income payments equal to 1.5 times the greatest of:

•	the most recent annual cash incentive award paid to the executive

•	the average of the three most recent annual cash incentive awards paid to the executive and

•	the executive’s STIC Target; and

•	a lump sum payment equal to the sum of: (a) the executive’s STIC Target; and (b) $40,000.

Under Mr. Pearson’s employment agreement, he waived any right to participate in the Severance Plan or Supplemental Severance Plan. Rather, if Mr. Pearson’s employment had been terminated without “cause” on the Trigger Date, he would have been entitled to the same benefits as termination for good reason as described above, subject to the same conditions, provided that his severance benefits would cease after one year if certain performance conditions were not met for each of the two consecutive fiscal years immediately preceding the year of termination.

“Cause” is generally defined in Mr. Pearson’s employment agreement as: (i) willful failure to perform substantially his duties after reasonable notice of his failure; (ii) willful misconduct that is materially injurious to the company; (iii) conviction of, or plea of nolo contedere to, a felony; or (iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to the company or to not compete or interfere with the company.

AXA Equity Awards

Mr. Malmström would have had a one-year severance period during which he would have been treated as if he continued in the employ of the Company for purposes of his AXA stock options. Mr. Pearson’s and Mr. Hattem’s AXA Equity Awards would have been treated as described above under “Retirement”.

EQH Equity Awards

The EQH Program Participants would have retained a portion of their Transaction Incentive Awards equal to the amount of their unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) sixty. The retained Performance Units would remain subject to their vesting conditions. The EQH Program Participants would have forfeited their other EQH Equity Awards upon an involuntary termination without cause on the Trigger Date.

If the involuntary termination without cause occurred after March 1, 2019, provided they signed and did not revoke a release of claims, Mr. Malmström and Mr. Hurd would retain a pro rata portion of the unvested EQH Performance Shares, which would remain outstanding and vest subject to the attainment of performance criteria. If Mr. Pearson and Mr. Hattem signed and did not revoke a release of claims, their EQH Equity Awards (other than the Transaction Incentive Awards) would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

64	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Other

Mr. Pearson and Mr. Hattem would have received the Medical/ESB Benefits.

Change in Control w/o Termination

AXA Equity Awards

If there had been a change in control of Holdings as of the Trigger Date, all unvested AXA stock options would have become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. For the AXA stock options, a CIC would include: (i) a change in the ownership of Holdings such that AXA owns less than 50% of the total voting power of Holdings then outstanding equity securities; or (ii) a sale of all or substantially all of Holdings’ assets to a third party that is not an AXA affiliate.

EQH Equity Awards

Generally, in the event of a CIC, equity awards granted under the 2018 Equity Plan without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of options and stock appreciation rights, the applicable exercise or base price).

Equity awards granted under the 2018 Equity Plan with performance criteria would be modified into time-vesting awards at the time of the CIC based on either target or actual levels of performance, and the modified awards would then either be replaced or assumed, or cashed out, as described above.

For the EQH Equity Awards, a CIC generally includes the following events:

•	any person other than AXA becomes the beneficial owner of 30% or more of Holdings’ common stock and the percentage owned is greater than the percentage held by AXA;

•

at any time that AXA holds less than 50% of Holdings’ voting securities, the individuals who constitute the Board at the date the ownership of the voting securities by AXA first drops below 50% cease for any reason to constitute at least a majority of the Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination.

For purposes of the table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Other

No EQH Program Participant is eligible for an Internal Revenue Code Section 280G excise tax gross-up in connection with a CIC.

Involuntary or Good Reason Termination—CIC

For purposes of the Severance Plan, the Supplemental Severance Plan and Mr. Pearson’s employment agreement, the definition of a CIC is identical to the definition described above for EQH Equity Awards.

EQH Program Participants other than Mr. Pearson

In the event of a job elimination within 12 months after a CIC, the EQH Program Participants other than Mr. Pearson are eligible to receive the following under the Severance Plan and the Supplemental Severance Plan:

•	temporary income payments equal to 104 weeks of base salary;

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	65

Executive Compensation

•	additional temporary income payments equal to two times the greatest of:

•	the most recent annual cash incentive award paid to the executive;

•	the average of the three most recent annual cash incentive awards paid to the executive and

•	the executive’s STIC Target and

•	a lump sum payment equal to the sum of: (a) the executive’s STIC Target and (b) $40,000.

For this purpose, a job elimination includes certain voluntary terminations of employment by an executive for “good reason,” including:

•	a material diminution of the executive’s duties, authority or responsibilities;

•

a material reduction in the executive’s base compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives) and

•	a material change in the geographic location of the executive’s position.

For a voluntary termination of employment for “good reason” to be treated as an involuntary termination, the executive must give notice of the existence of the “good reason” condition within 90 days of its initial existence and the Company must not remedy the condition within 30 days of the notice.

To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company. The agreement would also have included provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

Mr. Pearson

As mentioned above, Mr. Pearson’s employment agreement provides that “good reason” includes Mr. Pearson’s termination of employment in the event of a CIC (provided that Mr. Pearson delivers notice of termination within 180 days after the CIC). Accordingly, Mr. Pearson would have been entitled to the benefits described above for a voluntary termination for good reason, subject to the same conditions. Also, in the event of Mr. Pearson’s resignation due to a CIC, Mr. Pearson’s severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

EQH Equity Awards

Any EQH Equity Awards that are assumed and/or replaced with substitute awards in connection to the CIC will immediately vest in the event of an EQH Program Participant’s termination of employment without “cause” or for “good reason” within twenty-four months following a CIC. In the event of a participant’s termination of employment without “cause” or for “good reason” within the period ninety days prior to the CIC, the participant’s awards would be treated as if the participant’s termination occurred immediately after the CIC.

Other

Mr. Pearson and Mr. Hattem would have received the Medical/ESB Benefits.

Death

If the EQH Program Participants had terminated employment due to death on the Trigger Date:

AXA Equity Awards

•	All AXA stock options would have immediately vested and would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death.

66	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

•

The total number of AXA performance shares granted in 2016 and 2017 would have been multiplied by an assumed performance factor of 1.3 and the performance shares granted in 2015 would have been multiplied by the actual performance factor for that tranche. The performance shares would have been paid in AXA ordinary shares to the executive’s heirs within 90 days following death.

EQH Equity Awards

All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH performance shares.

Disability

AXA Equity Awards

If an EQH Program Participant had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share awards. Accordingly, he would have received AXA performance share payouts at the same time and in the same amounts as he would have received such payouts if he had not terminated employment. The estimated values of those payouts at the Trigger Date assume target performance except for 2015 performance shares for which the actual performance factor was used.

EQH Equity Awards

If an EQH Program Participant had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company with respect to all of his EQH Equity Awards. The estimated values of payouts related to EQH Performance Shares at the Trigger Date assume target performance.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, participants are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards (other than the Transaction Incentive Awards) include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	67

Executive Compensation

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s Transaction Incentive Award, a CIC of Holdings) occurred on December 31, 2018 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of the Holdings’ share on December 31, 2018 or the closing price of an AB Holding Unit on December 31, 2018 as applicable.

Transaction Incentive Award

Acceleration of Award
Death	$461,463
Disability	$461,463
Involuntary Termination w/o Cause	$35,904
CIC of Holdings	$461,463

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his Transaction Incentive Award.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company.

Involuntary Termination w/o Cause

If Mr. Bernstein’s employment had been involuntarily terminated on the Trigger Date without cause, he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of (a) the number of full months elapsed between the grant date and the Trigger Date over (b) sixty. The retained Performance Units would have remained subject to their vesting conditions.

CIC

In the event of a CIC on the Trigger Date, Mr. Bernstein would have immediately vested in the unvested portion of his Transaction Incentive Award.

Other Terminations

In the event of any other termination of employment, Mr. Bernstein would have forfeited any unvested portion of his Transaction Incentive Award.

68	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Executive Compensation

Other Compensation and Benefits

	Cash Payments ($)	Acceleration of Restricted AB Holding Unit Awards ($)	Other Benefits ($)
CIC of AB (1)	$—	$3,374,826	$13,610
Termination by Mr. Bernstein for good reason or by AB without cause (2)	$3,500,000	$3,374,826	$13,610
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (3)	$7,000,000	$3,374,826	$13,610
Termination by reason of non-extension of employment agreement (4)	$—	$3,374,826	$13,610
Death or disability – Bernstein Employment Agreement (5)	$—	$3,374,826	$13,610
Death or disability – 2018 SB Award (6)	$—	$4,094,417	$—
Resignation (7)	$—	$4,094,417	$—

(1)

Upon a change in control of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates.

(2)

If Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” (both as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

In addition, the 2018 SB Award would continue to vest, subject to compliance with applicable agreements and restrictive covenants.

(3)

If, during the 12 months following a change in control, Mr. Bernstein is terminated without cause or resigns for good reason, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

In the event Mr. Bernstein’s employment terminates due to the non-renewal of the Bernstein Employment Agreement (other than for cause), the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations). The 2018 SB Award would continue to vest subject to compliance with applicable agreements and restrictive covenants.

(5)

Upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate. The Bernstein Employment Agreement defines “disability” as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(6)

The 2018 SB Award will immediately vest upon a termination due to death or disability. For purposes of the 2018 SB Award, “disability” is the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	In the event Mr. Bernstein voluntarily terminates employment and complies with applicable agreements and restrictive covenants, he will continue to vest in the 2018 SB Award.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events:

•	the Company ceases to control the election of a majority of the AB Board or

•	AB Holding ceases to be publicly-traded.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	69

Executive Compensation

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

If a CIC of AB occurs prior to January 1, 2020, to the extent that payments to Mr. Bernstein would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Bernstein will be entitled to a gross-up payment to ensure that he will retain an amount equal to the excise tax imposed upon such payments, but if the payments do not exceed 110% of the statutory limit imposed by Section 280G of the Internal Revenue Code, the payments will be reduced to the maximum amount that does not result in the imposition of such excise tax.

No gross-up payment would have been required in the event of Mr. Bernstein’s termination of employment on the Trigger Date due to a CIC.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

70	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

PROPOSAL 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing stockholders with a non-binding advisory vote to express their preference on the frequency of votes to approve the compensation paid to our named executive officers. Stockholders may cast a vote in favor of an advisory vote on executive compensation being held every one, two, or three years, or they may abstain.

This is the first opportunity for our stockholders to express their preference regarding how frequently we should submit say-on-pay proposals for advisory votes by stockholders. The Board recommends an annual vote frequency, as this will enable stockholders to provide timely feedback regarding our executive compensation programs and practices, and is consistent with having regular dialogue with stockholders.

The vote on the frequency of future say-on-pay votes is advisory only. The result will not be binding on the Board, although the Board does intend to consider the outcome of the vote when determining the frequency with which future say-on-pay votes will be conducted.

The Board expects to make its determination and disclose its decision to stockholders within 150 days of the Annual Meeting.

Unless the Board decides to hold an earlier say-on-pay frequency vote, we will not be required to hold another such vote until 2025.

The Compensation Committee and the Board believe that an annual advisory vote on executive compensation is in the best interests of the Company and its stockholders.

Accordingly, the Board recommends that stockholders vote in favor of a ONE YEAR frequency for future advisory votes on executive compensation.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	71

Board and Corporate Governance Practices

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help us deliver sustainable, long-term value to our stockholders.

These policies and practices are contained in our governance documents, including our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Guidelines and Committee charters. This section describes the key features of our Board practices and corporate governance program.

Recent Changes to Our Corporate Governance

As of March 25, 2019, AXA no longer holds a majority of our outstanding Shares. Consequently, certain changes to our corporate governance were required pursuant the Shareholder Agreement and have occurred, as described below.

Shareholder Agreement

Pursuant to the Shareholder Agreement, certain rights held by AXA ceased to apply once AXA no longer beneficially owned more than 50% of our outstanding Shares, including:

•	The number of directors that AXA is entitled to nominate to our Board decreased from five to three.

•	Our Board is no longer required to cause the Chairperson of the Board to be an AXA director.

•	The AXA director on each of the Compensation Committee and the Nominating and Corporate Governance Committee was required to resign from these Committees before May 24, 2019.

See “Certain Relationships and Related Person Transactions—Relationships with AXA—Shareholder Agreement” for more information on the Shareholder Agreement.

Board Leadership Structure

Effective March 26, 2019, our Board is led by our independent Chairman, Mr. de Oliveira. As stated in our Corporate Governance Guidelines the Board’s policy is to choose whether to separate the offices of Chairperson of the Board and CEO on case-by-case basis. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairperson and CEO in any way that is in the best interests of Holdings at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team’s management of the business on a day-to-day basis. If the Board chooses to combine the offices of Chairperson and CEO in the future, a lead director will be appointed annually by the independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Director Resignations and Independent Director Appointments

Pursuant to the terms of the Shareholder Agreement, two directors who were designated as AXA Directors pursuant to the Shareholder Agreement tendered their resignations on March 26, 2019, effective immediately. The Board replaced these two AXA Directors with independent directors Kristi A. Matus and Bertram L. Scott.

Controlled Company Exemption

Because no stockholder owns more than 50% of our outstanding Shares, we no longer rely on the “controlled company” exemption provided by the NYSE listed company rules. We are now compliant with the applicable NYSE corporate governance requirements such that our Board consists of a majority of independent directors, and our Compensation Committee and Nominating and Corporate Governance Committee each consist entirely of independent directors.

72	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Board and Corporate Governance Practices

Director Nominations

Nominations for election as a director at our annual meetings of stockholders may be made by our Board in the notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the Bylaws. Our Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. The Committee retained a leading professional search firm to support identification and recruiting of director candidates, including the two most recent additions to our Board, as it prepares to add additional independent directors as AXA sells down its stake in us and relinquishes director nomination rights. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the NYSE listing requirements, the ability of candidates to enhance the diversity of our Board as a whole and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders.

Director Independence

Our Board considers annually whether each of its members is “independent” for purposes of NYSE listing standards which provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with the Company.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Messrs. de Oliveira, Kaye, Scott and Stonehill and Ms. Matus are independent as defined under NYSE listing standards. This determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with the Company and those entities with which we have significant business or financial interactions.

In making its independence determinations, our Nominating and Corporate Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. These included relationships and transactions in the following categories, which our Nominating and Corporate Governance Committee and our Board have deemed immaterial to the director’s independence due to the nature of the relationship or transaction or the amount involved:

•	holdings of equity or debt securities of companies with which certain directors are affiliated and which were ordinary course and immaterial in amount; and

•	membership on the board of an affiliate, subsidiary or former parent company.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the independent Chairman will preside. The committees of the Board, as described more fully below, also meet periodically in executive session.

Stockholder Engagement

As a newly public company, we launched an investor and proxy advisory firm outreach and engagement program to discuss business background about the Company, our Board composition, our corporate governance profile and our compensation programs. We reached out to proxy advisory firms and top holders representing a significant number of the outstanding shares (other than AXA) and held meetings with a proxy advisory firm and many of our top holders. After the meetings, we briefed the Board or the appropriate Committee on this feedback, which will help inform future planning. We look forward to continuing the dialogue we have established with our stakeholders through regular outreach and engagement.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	73

Board and Corporate Governance Practices

Succession Planning and Talent Management

The Board is active in its oversight of succession planning and talent management. Both the Compensation Committee and the Board review at least annually succession plans and talent management reports, including a review of short– and long– term succession plans for critical roles and diversity, recruiting and development programs. In addition, the Committees review the talent pipeline for specific key roles. Our directors meet regularly with senior leaders in the context of Board and Committee business, giving them an opportunity to assess the qualifications of these individuals. Recent succession and talent management plans have culminated in the addition of senior talent with public company expertise to support us as a newly public company.

Risk Oversight

The Board oversees management of significant risks facing the Company. The Board’s leadership structure, with an independent Board Chairman, independent Committees,9 and a Finance and Risk Committee, supports effective risk oversight. The Board administers its risk oversight responsibilities by receiving, in addition to regular business, strategic and other reports from management and advisors, at least annual reports on enterprise risk management from the Chief Risk Officer and has allocated oversight of certain risks to committees of the Board (as described below). In addition to annual reports to the Board, the Chief Risk Officer reports at least quarterly to the Finance and Risk Committee of the Board on the Company’s risk appetite framework and provides a comprehensive and regular overview of the Company’s risks and key risk indicators.

The Board has delegated primary oversight of the Company’s financial risk exposures such as cybersecurity risk to its Audit Committee and, in addition to regular reports from its Audit Committee, receives at least annual updates on cyber threats directly from the Chief Information Security Officer. The Audit Committee receives reports from the Chief Information Security Officer a least quarterly. In connection with its duty to review and discuss with management the Company’s coordination of risk assessment and risk management, the Audit Committee meets periodically with the Chief Risk Officer.

The Compensation Committee facilitates the Board’s oversight of management succession planning and, as detailed in “Succession Planning and Talent Management,” the Board receives reports directly from management on risks related to succession planning for the Chief Executive Officer, executive officers and certain key roles.

The Company’s internal risk governance structure supports effective risk management. The Chief Risk Officer oversees an independent enterprise risk management function that administers and enforces an enterprise risk appetite and reports directly to the Chief Executive Officer. The Chief Risk Officer serves on various management committees along with senior leaders from functions independent of the businesses, such as the General Counsel and Chief Operating Officer.

Information about Our Board Committees

The Board has designated five standing Board Committees to assist the Board in carrying out its duties: Audit; Compensation; Executive; Finance and Risk; and Nominating and Corporate Governance. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees has a Board-approved, written charter, which describes that Committee’s role and responsibilities. Current, printable copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at https://ir.axaequitableholdings.com. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee will conduct an evaluation of its performance and will review the adequacy of and propose changes to its charter for Board approval. The process for annual evaluation is considered and determined each year by the Nominating and Corporate Governance Committee and generally includes a review of significant Board and Committee matters over the past year, discussions held in executive sessions regarding Board and Committee performance and development of an action plan for future implementation. From time to time, the Nominating and Corporate Governance Committee may engage an external third-party resource to facilitate the annual evaluation. Each Committee has full authority to retain, at the Company’s expense, independent advisors or consultants.

[9]	The Audit Committee will be comprised solely of independent directors no later than May 9, 2019. See “Information about our Board Committees”.

74	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

    Board and Corporate Governance Practices

The table below provides additional information about our Committees, including their composition, number of meetings held in 2018 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Gérald Harlin

Daniel G. Kaye (Chair)

Bertram L. Scott

Charles G.T. Stonehill

All Audit Committee members are independent, except for Gérald Harlin. In addition, the Board has determined that each Audit Committee member is “financially literate” under NYSE rules and regulations and an “audit committee financial expert” under SEC rules and regulations.

Mr. Harlin is the Deputy Chief Executive Officer and Chief Financial Officer of AXA. For more information on the Company’s relationship with AXA, please see the “Certain Relationships and Related Party Transactions” section of this proxy statement. Mr. Harlin was appointed to the Audit Committee pursuant to the terms of the Shareholder Agreement. Mr. Harlin is relying on the one-year exemption period under Exchange Act Rule 10A-3(b)(1)(iv)(A)(2) and will resign from the Audit Committee on or before May 9, 2019. The Company does not believe that reliance on this exemption materially adversely affects the ability of the Audit Committee to act independently and to satisfy other applicable Audit Committee requirements because the AXA Equitable Holdings, Inc. Related Person Transaction Policy establishes a subcommittee of the Audit Committee composed solely of independent directors who are not affiliated with AXA to review transactions between the Company and AXA See “Certain Relationships and Related Party Transactions – Related Person Transaction Approval Policy.”

Number of Meetings in 2018: 8

Key Roles and Responsibilities:

•  Assist the board in overseeing the financial reporting process and the quality and integrity of our financial statements;

•  Assist the board in overseeing the qualifications and independence and performance of our independent auditor;

•  Assist the Board in overseeing our accounting, financial and external reporting policies and practices;

•  Assist the Board in overseeing the performance of our internal audit function;

•  Assist the Board in overseeing our compliance with legal and regulatory requirements, including without limitation, any requirements promulgated by the PCAOB and the FASB;

•  Prepare the report of the Audit Committee required to be included in our annual proxy statement; and

•  Exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting of certain wholly-owned insurance company subsidiaries and any captive reinsurance company subsidiaries of the Company subject to the Model Audit Rule.

Role in Risk Oversight

The Audit Committee’s role in risk oversight includes oversight of the integrity of the Company’s financial statements, internal controls, legal and regulatory compliance and cybersecurity threats.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	75

Board and Corporate Governance Practices

Compensation Committee

Members:

Kristi A. Matus (Chair)

Ramon de Oliveira

Charles G.T. Stonehill

All Compensation Committee members are independent and are “non-employee directors” for purposes of Section 16 of the Exchange Act.

Number of Meetings in 2018: 4

Key Roles and Responsibilities:

•  Discharge the Board’s responsibilities relating to compensation of our executive officers;

•  Prepare any report on executive compensation required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•  Recommend to the Board the appointment of senior and executive officers; and

•  Take such other actions relating to the compensation and benefits structure of the Company as the committee deems necessary or appropriate.

Role in Risk Oversight

The Compensation Committee oversees risks related to design and operation of executive compensation plans and non-employee director compensation and supports Board oversight of management succession planning and talent management.

Executive Committee

Members:

Thomas Buberl

Ramon de Oliveira (Chair)

Mark Pearson

Charles G.T. Stonehill

Number of Meetings in 2018: This committee did not meet in 2018.

Key Roles and Responsibilities:

•  Exercise the authority of the Board in oversight of the Company between meetings of the Board with specified exceptions.

76	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Board and Corporate Governance Practices

Finance and Risk Committee

Members:

Daniel G. Kaye

Bertram L. Scott

Charles G.T. Stonehill (Chair)

Number of Meetings in 2018: 5

Key Roles and Responsibilities:

•  Monitor, review and assist the Board in overseeing:

•  financial and capital markets related matters;

•  strategies that bear on the long-term financial sustainability of the Company;

•  the governance of significant risk throughout the Company; and

•  the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite.

Role in Risk Oversight

The Finance and Risk Committee oversees risks related to liquidity, capital management and the Company’s enterprise risk management program. See “Board and Corporate Governance Practices – Risk Oversight” for additional information regarding the Board’s risk oversight framework.

Nominating and Corporate Governance Committee

Members:

Kristi A. Matus (Chair)

Ramon de Oliveira

Charles G.T. Stonehill

All Nominating and Corporate Governance Committee members are independent.

Number of Meetings in 2018: 4

Key Roles and Responsibilities

•  Identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders;

•  Develop and recommend to the Board a set of corporate governance principles applicable to Holdings; and

•  Otherwise take a leadership role in shaping the corporate governance of Holdings.

Role in Risk Oversight

The Nominating and Corporate Governance Committee oversees risks related to Board governance, succession planning for the Board and its Committees and the Company’s corporate governance framework.

Board Meetings and Director Attendance

Our Board held 17 meetings during the year ended December 31, 2018 and each director, other than Mr. Harlin, attended at least 75% of the aggregate of all meetings of the Board and committees on which he or she served. Mr. Harlin attended all regularly scheduled Board meetings. Mr. Harlin’s attendance percentage was due to the fact that, as an executive officer of

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	77

Board and Corporate Governance Practices

AXA, Mr. Harlin recused himself from two Audit Committee meetings due to the topics discussed at those meetings. Directors are required to attend our annual meeting. The 2019 Annual Meeting is our first annual meeting after becoming a public company in 2018.

Director Compensation

The following table provides information on compensation that was paid to our directors in 2018 by the Company, other than Messrs. Buberl, Stansfield and Harlin who did not receive any such compensation and Mr. Pearson since all of his compensation is fully reflected in the Summary Compensation Table above.

During 2018, both Mr. Kaye and Mr. de Oliveira served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board is important due to their deep knowledge of the Company and their relevant experience and expertise. Their service on the AB Board requires a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses and AB is a publicly-traded company. Given the time and effort required of Mr. Kaye and Mr. de Oliveira, we believe it is appropriate to compensate them for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

2018 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Mr. de Oliveira	$204,179	$339,520	$40	$543,739
Mr. Kaye	$266,119	$339,520	$1,152	$606,791
Mr. Stansfield	$—	$—	$235,143	$235,143
Mr. Stonehill	$108,456	$169,520	$40	$278,016

(1)

The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 14 of the Notes to the Consolidated Financial Statements.

The grant date fair value of each award is as follows:

	Holdings Common Stock	Restricted AXA Ordinary Shares	AXA Ordinary Shares	Restricted AB Holding Units
Mr. de Oliveira	105,000	45,000	19,520	170,000
Mr. Kaye	105,000	45,000	19,520	170,000
Mr. Stonehill	105,000	45,000	19,520

As of December 31, 2018, the directors had outstanding awards as follows:

	Restricted AXA Ordinary Shares	AXA Ordinary Share Options	Restricted AB Holding Units
Mr. de Oliveira	5,263	4,361 (all vested)	9,850
Mr. Kaye	5,263		9,850
Mr. Stonehill	2,858, of which 1,429 were deferred

(2)

For all non-employee directors, this column includes premiums paid by the company for $125,000 of group life insurance coverage. For Mr. Kaye, this column also includes amounts paid for his spouse to accompany him to a company event. For Mr. Stansfield, this column reflects payment for services performed as a Company employee.

78	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Board and Corporate Governance Practices

Cash Retainers and Meeting Fees

All Holdings non-employee directors receive an annual cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee – $30,000

•	Compensation Committee – $25,000

•	Nominating and Corporate Governance Committee – $20,000

•	Finance and Risk Committee – $20,000

As AB directors, Messrs. Kaye and de Oliveira receive an annual cash retainer of $85,000 and the following meeting fees:

•	$5,000 for participating in any meeting of the AB Board in excess of the six regularly scheduled Board meetings each year; and

•	$2,000 for participating in any meeting of a committee of the AB Board in excess of the number of regularly scheduled committee meetings each year.

Mr. Kaye also receives the following annual cash retainers from AB:

•	$25,000 for acting as Chair of the AB Audit Committee; and

•	$6,000 for serving as a member of the AB Compensation Committee.

Mr. de Oliveira also receives the following annual cash retainers from AB:

•	$6,000 for serving as a member of the AB Executive Committee; and

•	$6,000 for serving as a member of the AB Compensation Committee.

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $150,000 ($105,000 for 2018).

AXA Ordinary Shares

Messrs. Kaye, de Oliveira and Stonehill received AXA ordinary shares valued at $19,520 for their services from January 1, 2018 to May 9, 2018 as members of the AXA Financial, AXA Equitable Life and MLOA boards of directors.

AXA Ordinary Share Options

Prior to 2014, Messrs. Kaye and de Oliveira received AXA ordinary share options as members of the AXA Financial, AXA Equitable Life and MLOA boards of directors.

The value of the AXA ordinary share option grants was determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options were subject to a four-year vesting schedule whereby one-third of each grant vested on the second, third and fourth anniversaries of the grant date.

Restricted AXA Ordinary Shares

In the first quarter of 2018, Messrs. de Oliveira, Kaye and Stonehill received restricted AXA ordinary shares valued at $45,000 as members of the AXA Financial, AXA Equitable Life and MLOA boards of directors. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	79

Board and Corporate Governance Practices

In the event a director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns, his restricted stock will immediately become non-forfeitable; provided that if he performs an act of misconduct, all of his restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.

Directors may elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.

Restricted AB Holdings Units

As AB directors, Messrs. Kaye and de Oliveira receive an annual equity retainer consisting of restricted AB Holding Units with a value of $170,000. These awards vest ratably on each of the first four anniversaries of the grant date. The restricted AB Holding Units are not forfeitable, except if the director is terminated for cause.

Benefits

Charitable Award Program for Directors

Under the Charitable Award Program for Directors, Messrs. Kaye, de Oliveira and Stonehill may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in AXA Equitable Foundation’s Matching Gifts program. Under this program, the AXA Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times his annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer in Shares and/or AB Holding Units. The directors are required to retain 100% of any net shares or units (after the payment of taxes) received as compensation until the ownership requirement is achieved.

80	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Board and Corporate Governance Practices

Codes of Conduct

We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company. The Code of Business Conduct and Ethics and the Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Business Conduct and Ethics and the Financial Code of Ethics are available without charge on the investor relations portion of our website at https://ir.axaequitableholdings.com.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our directors or officers, including our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller, and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company, by posting such information on our website at https://ir.axaequitableholdings.com.

Corporate Governance of AB

AB’s activities are managed and controlled by the General Partner. The board of directors of the General Partner acts as the board of directors of each of AB Holding and ABLP. Neither ABLP Unitholders nor AB Holding Unitholders have any rights to manage or control AB Holding or ABLP or to elect directors of the General Partner. The General Partner is an indirect, wholly-owned subsidiary of Holdings.

The General Partner does not receive any compensation from ABLP and AB Holding for services rendered to them as their general partner. The General Partner holds a 1% general partnership interest in ABLP and 100,000 units of general partnership interest in AB Holding. Each general partnership unit in AB Holding is entitled to receive distributions equal to those received by each AB Holding Unit.

The General Partner is entitled to reimbursement for any expenses it incurs in carrying out its activities as general partner of ABLP and AB Holding, including compensation paid by the General Partner to its directors and officers (to the extent such persons are not compensated directly by AB).

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	81

Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy

Holdings

Our Board has approved the AXA Equitable Holdings, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, our Board, acting through our Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve any Related Person Transaction, provided that any Related Person Transactions with AXA or one of its affiliates must be submitted to a subcommittee of the Audit Committee consisting only of independent directors who are not executive officers or directors of AXA and who are not otherwise prohibited by the policy from participating in the review and approval of any such transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Shares;

•	any immediate family member of any of the foregoing persons; and

•

any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

AB

The partnership agreements for each of AB Holding and ABLP expressly permit AXA and its affiliates to provide services to AB Holding and ABLP if the terms of the transaction are approved by the General Partner in good faith as being comparable to (or more favorable to each such partnership than) those that would prevail in a transaction with an unaffiliated party. This requirement is conclusively presumed to be satisfied as to any transaction or arrangement that (i) in the reasonable and good faith judgment of the General Partner, meets that unaffiliated party standard, or (ii) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an affiliate of the General Partner.

In practice, ABLP’s management pricing committees review investment advisory agreements with AXA affiliates, which is the manner in which the General Partner reaches a judgment regarding the appropriateness of the fees. Other transactions with AXA affiliates are submitted to ABLP’s audit committee for review and approval.

Relationships with AXA

AXA no longer holds a majority of our outstanding Shares and no longer controls our business. However, AXA has certain contractual rights pursuant to the agreements described below. AXA has announced its intention to sell all of its Shares over time, subject to any lock-up periods and market conditions. AXA is under no obligation to do so and retains the sole discretion to determine the timing of any future sales of Shares.

Shareholder Agreement

The Shareholder Agreement governs the relationship between AXA and us. The Shareholder Agreement addresses the composition of our Board and its committees, other corporate governance matters, AXA approval and consent rights with

82	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

respect to specified business and corporate actions and rights that AXA has with respect to business and financial information and financial accounting matters.

Board of Directors Designation Rights

The Shareholder Agreement entitles AXA, in connection with any election of directors by our stockholders, to have our Board include in the candidates it designates for election (the “Company Slate”) a specified number of directors designated by AXA (“AXA Directors”). The number of AXA Directors that AXA is entitled to include on the Company Slate is based on its beneficial ownership of our Shares, as follows:

•

until the date on which AXA ceased to beneficially own more than 50% of our outstanding Shares (which is referred to as the “Majority Holder Date”), AXA was entitled to designate a majority of the directors on the Board;

•

following the Majority Holder Date, and until and including the first date on which AXA ceases to beneficially own at least 35% of our outstanding Shares (which is referred to as the “First Threshold Date”), AXA is entitled to designate three AXA Directors;

•

following the First Threshold Date, and until and including the first date on which AXA ceases to beneficially own at least 10% of our outstanding Shares (which is referred to as the “Fourth Threshold Date”), AXA is entitled to designate two AXA Directors; and

•	following the Fourth Threshold Date, AXA has no further right to designate AXA Directors.

The Shareholder Agreement also provides that, until and including the date on which AXA ceases to beneficially own at least 30% of our outstanding Shares (which is referred to as the “Second Threshold Date”), our Board may not change the number of directors without the consent of AXA.

In addition, the Shareholder Agreement includes provisions relating to the membership and conduct of our Board committees, including providing that:

•

until the earlier of May 9, 2019 and the Second Threshold Date, our Audit Committee shall consist of three independent directors and one AXA Director, who need not be an independent director; and afterwards the AXA Director shall resign from the Audit Committee and, thereafter, such committee shall consist of three independent directors;

•	if the Second Threshold Date occurs after May 9, 2019, then until the Second Threshold Date, AXA has the right to designate one independent director to the Audit Committee;

•

after the Majority Holder Date and until the Second Threshold Date, AXA has the right to designate one independent director to each of the Compensation Committee and the Nominating and Corporate Governance Committee;

•	following the Majority Holder Date but prior to the First Threshold Date, one AXA Director will serve on the Executive Committee of the Board;

•	until the Second Threshold Date, AXA has the right to designate one of the three independent directors who constitute our Finance and Risk Committee; and

•

until the date on which AXA ceases to beneficially own at least 20% of our outstanding Shares (which is referred to as the “Third Threshold Date”), AXA is entitled to have one observer present at meetings of our Management Risk Committee and our Asset Liability Management Committee and to receive all materials, reports and other communications from such committees.

Consent Rights

The Shareholder Agreement provides that, until the Second Threshold Date, the prior written consent of AXA is required before we may take any of the following actions, whether directly or indirectly through a subsidiary:

•

any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving us or any of our subsidiaries, on the one hand, and any other person, on the other hand; other

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	83

Certain Relationships and Related Person Transactions

than (A) an acquisition of 100% of the capital stock of such other person or (B) disposition of 100% of the capital stock of one of our subsidiaries, in each case involving consideration not exceeding $250 million;

•

any acquisition or disposition of securities, assets or liabilities (including through reinsurance transactions) involving consideration or book value greater than $250 million, other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets;

•	any change in our authorized capital stock or the creation of any new class or series of our capital stock;

•

any issuance or acquisition of capital stock (including stock buy-backs, redemptions or other reductions of capital), or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, except (i) issuances of equity awards to directors or employees pursuant to an equity compensation plan approved by the Board; (ii) issuances or acquisitions of capital stock of one of our subsidiaries (except for acquisitions of AB Units or AB Holding Units) to or by one of our wholly-owned subsidiaries; (iii) issuances or acquisitions of capital stock that our Board determines are necessary to maintain compliance with covenants contained in any debt instrument; and (iv) acquisitions of capital stock in connection with the funding of equity awards or to prevent stockholder dilution from the issuance of equity awards;

•	any issuance or acquisition of debt securities to or from a third party involving an aggregate principal amount exceeding $250 million;

•	any other incurrence of a debt obligation to or from a third party having a principal amount greater than $250 million, subject to specified exceptions;

•	entry into or termination of any joint venture or cooperation arrangements involving assets having a value exceeding $250 million;

•

listing or delisting of any securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;

•

(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of the Board, (B) the delegation of authority to any existing committee or subcommittee thereof not set forth in the committee’s charter or authorized by the Board prior to the settlement of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;

•	any amendment (or approval or recommendation of any amendment) to our Certificate of Incorporation or Bylaws;

•	any filing or petition under bankruptcy laws, admission of insolvency or similar actions by us or any of our subsidiaries, or our dissolution or winding-up;

•

any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding is material to AXA or could reasonably be expected to have a material adverse effect on AXA’s reputation;

•

entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency, or any settlement of a material enforcement action if such agreement, settlement or commitment is material to AXA or could reasonably be expected to have a material adverse effect on AXA’s reputation;

•	the election, appointment, hiring, dismissal or removal (other than for cause) of our CEO or CFO;

•	the entry into, termination of or material amendment of any material contract with a third party, subject to specified exceptions;

•	any material change to the nature or scope of the Company’s business immediately prior to the settlement of the IPO; or

•	any material change in hedging strategy.

84	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

Information Rights, Disclosure and Financial Accounting

Until the later of (1) the date when AXA is no longer required under IFRS (x) to account in its financial statements for its holdings in us under an equity method or (y) to consolidate our financial results with its financial results and (2) the Third Threshold Date, we are obligated to (A) provide AXA with (i) information and data relating to our business and financial results, (ii) access to our personnel, data and systems, (iii) information and data relating to AXA’s Solvency II obligations and (iv) information and data necessary for AXA to produce any requested actuarial indicators and (B) maintain all necessary controls and procedures.

The Shareholder Agreement provides that, until the date on which AXA is no longer required under IFRS to account in its financial statements for its holdings in us under an equity accounting method, AXA has certain access and cooperation rights with respect to the independent public registered accounting firm responsible for the audit of our financial statements and to our internal audit function.

The Shareholder Agreement also provides that, until the Third Threshold Date, we shall consult and coordinate with AXA with respect to public disclosures and filings, including in connection with our quarterly and annual financial results.

Rights with Respect to Policies and Conduct

During any period in which AXA is deemed to control us for U.S., European Commission or French regulatory purposes, and in any case at all times prior to the Third Threshold Date, we (i) may not adopt or implement any policies or procedures, and at AXA’s reasonable request, must refrain from taking any actions, that would cause AXA to violate any applicable laws to which AXA is subject; (ii) must, prior to implementing, amending or rescinding any policy related to risk, capital, investment, environmental and social responsibility or regulatory compliance, consult with AXA and, to the extent consistent with its fiduciary duties, our Board must take into account the interests of AXA with respect thereto; and (iii) must maintain and observe the policies of AXA to the extent necessary for AXA to comply with its legal or regulatory obligations.

Provisions Relating to Specific Regulatory Requirements

Pursuant to the Shareholder Agreement, during any period in which we are deemed to be under the control of AXA for regulatory purposes and at all times prior to the Third Threshold Date, we must, upon request from AXA, promptly provide any information, records or documents requested or demanded by any governmental or regulatory authority with jurisdiction over AXA or necessary for AXA in connection with any filing, report or response to such entities and must, upon reasonable notice, provide access to such entities to our offices, employees and management, where and as required under applicable law.

Provisions Relating to Indemnification and Liability Insurance

The Shareholder Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AXA or any of its subsidiaries (an “AXA Individual”) is a director, officer or employee of Holdings, we must indemnify (including advancement of expenses) each such directors, officers and employees to the greatest extent permitted under Section 145 of the DGCL and other applicable laws. Such indemnification must continue as to any AXA Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AXA Individual ceases to be a director, officer or employee. The Shareholder Agreement also requires that we renew annually our insurance coverage with respect to director and officer and other fiduciary liability and liabilities under U.S. federal and state securities laws covering directors, officers and employees, AXA Individuals and Holdings.

Provisions with respect to certain obligations of the Company guaranteed by AXA or its subsidiaries

The Shareholder Agreement also provides that (i) to the extent AXA or any of its subsidiaries shall at any time make any payments or be obligated to post collateral with respect to any Company obligations that are the subject of a guarantee by AXA or its subsidiaries, we shall immediately reimburse or transfer assets to AXA or such subsidiary for the full amount of such payments or collateral obligations and reimburse AXA or such subsidiary for all reasonable expenses incurred by AXA or the

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	85

Certain Relationships and Related Person Transactions

subsidiary in connection with making such payments or posting such collateral and (ii) we shall cooperate with AXA to ensure that appropriate steps are taken as may be necessary to implement such payment or collateral arrangements. In addition, the Shareholder Agreement also provides that we agree to use reasonable best efforts to novate or terminate such guarantees by AXA or its subsidiaries as promptly as practicable following the IPO.

Term

The Shareholder Agreement terminates on the date that is one year following the Fourth Threshold Date, except for certain provisions including those relating to confidentiality, dispute resolution, provisions with respect to guaranteed obligations and the obligation to indemnify and maintain insurance.

Transitional Services Agreement

On May 4, 2008, we entered into a transitional services agreement (the “Transitional Services Agreement”) with AXA that governs the continued provision of certain services between AXA and us. Prior to the IPO, Holdings was a wholly-owned subsidiary of AXA. Accordingly, we, AXA and AXA’s subsidiaries each provide certain services to the others, share certain services and rely on certain third-party service providers to provide services pursuant to shared services contracts. AXA and its subsidiaries rely on certain contracts to which we are party for the provision of services that are important to its business. Likewise, we rely on certain contracts to which AXA or its subsidiaries are party for the provision of certain services. As we transition toward operating as a standalone public company, the parties to the Transitional Services Agreement and their respective subsidiaries will generally cease to provide services to one another and we will (i) cease to rely on the contracts that we have historically shared with AXA and (ii) replace them with new contracts between us and third-party service providers to the extent necessary. The Transitional Services Agreement (i) governs our migration away from shared services with AXA and its subsidiaries during specified transition periods and (ii) provides for the continued provision or procurement of certain services among us, AXA and its subsidiaries and third-party service providers. Certain contracts and services between us and AXA are not covered by the Transitional Services Agreement and continue pursuant to the terms of such contracts.

The Transitional Services Agreement provides for the continuation of services pursuant to the following types of arrangements:

•	services AXA or its subsidiaries receive pursuant to a contract with a third-party service provider, which AXA or its subsidiaries then provide to us on a pass-through basis;

•	services we receive pursuant to a contract with a third-party service provider, which we then provide to AXA or its subsidiaries on a pass-through basis;

•	certain services we receive directly from AXA or its subsidiaries; and

•	certain services we provide directly to AXA or its subsidiaries.

The Transitional Services Agreement governs the continued provision of these types of arrangements relating to the following categories of services:

•

information technology services, including, without limitation, data processing, data transmission, various software applications and platforms including maintenance agreements, databases, services related to the management and operation of both a production data center and a disaster recovery center and other related pass-through services;

•

various services that support or relate to finance and risk management and actuarial functions, including, without limitation, consulting and other management and advisory services, risk management methodology and software, investment and asset liability management services such as risk modeling support and access to risk reports, frameworks, guidelines, tools and advice on investments, and other services related to tax matters;

•

human resources, such as third-party services (e.g., consulting arrangements) and services related to share plans, payroll and other administrative services, access to training programs and content and human resource analytical tools for planning purposes;

86	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

•	operations, including, without limitation, specialized internal audit and compliance resources;

•

marketing and public relations; for a description of the trademark license agreement that governs AXA’s licensing of its name and certain other AXA trademarks to us, see “-Trademark License Agreement”; and

•

various other miscellaneous services, including, without limitation, the maintenance and integration of various third-party services and access to certain corporate, environmental and social frameworks and initiatives.

The fees for each of the services to be provided under the Transitional Services Agreement were mutually agreed upon and vary on the basis of usage and other factors. Although we believe the Transitional Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of the agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.

The Transitional Services Agreement terminates on the last date on which either party thereto is obligated to provide or procure any service to or for the other party in accordance with the terms of the Transitional Services Agreement and the schedules thereto. The services provided under the Transitional Services Agreement terminate at various times specified in the agreement and the schedules thereto, but the party receiving services may also elect to terminate any service by giving at least 180 days prior written notice to the provider of the service. In the event of elective early termination of a particular service, the service recipient is only responsible for the portion of the service fee covering the portion of the service provided or procured through the date of termination. In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transitional Services Agreement provides that the parties may agree to extensions of each service term.

Subject to the certain exceptions and limitations set forth in the Transitional Services Agreement, Holdings and AXA agree to indemnify and hold harmless the other party from and against any and all losses relating to, arising out of or resulting from any breach of the Transitional Services Agreement to the extent caused by its or its subsidiaries infringement, misappropriation or violation of intellectual property rights of a third party in connection with the provision or receipt of services.

Except for certain exceptions, the aggregate liability of each party to the Transitional Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service and (y) in the aggregate, to an amount equal to the total service fees paid and payable to such party during the 12 months prior to the occurrence of the event giving rise to the liability, except with respect to breaches of the Transitional Services Agreement’s confidentiality and systems security provisions, which are subject to a higher limit. Any claim for losses arising out of or relating to the Transitional Services Agreement must be filed no later than three years after the claim has accrued.

Registration Rights Agreement

On May 4, 2018, we entered into a registration rights agreement (the “Registration Rights Agreement”) with AXA, pursuant to which AXA can require us to file one or more registration statements with the SEC covering the public resale of Shares beneficially owned by AXA. AXA may transfer all or any portion of its rights under the Registration Rights Agreement to a transferee of Shares constituting not less than 10% of our Shares. The rights of AXA and its permitted transferees under the Registration Rights Agreement will remain in effect with respect to Shares covered by such agreement until such securities (a) are sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee, (b) are sold pursuant to an effective registration statement, (c) are sold pursuant to Rule 144 or (d) shall have ceased to be outstanding.

Demand Registration

AXA can request an unlimited number of registrations under the Securities Act of all or any portion of our Shares covered by the agreement, and we are obligated, subject to limited exceptions, to register such Shares as requested by AXA. Subject to

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	87

Certain Relationships and Related Person Transactions

certain exceptions, we may defer the filing of a registration statement after a demand request has been made if, at the time of such request, our Board determines that any pending or imminent event would require disclosure of material, non-public information in the registration statement for such registration statement not to be materially misleading and would not otherwise be required to be publicly disclosed by us. We are not obligated to effect more than one demand registration in any 90-day period.

Shelf Registration

At any time after the date that is one year following the date of the Registration Rights Agreement or, if sooner, once we become eligible to use Form S-3, we are obligated, upon request by AXA to file a shelf registration statement to register all or any portion of our Shares covered by the Registration Rights Agreement, and we are obligated, subject to limited exceptions, to register such Shares as requested by AXA. AXA may, at any time and from time to time, request that we complete an unlimited number of shelf take downs.

Piggy-Back Registration

If at any time we intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our Shares held by AXA, AXA has the right to include its Shares in that offering. AXA’s ability to participate in any such offering is subject to market “cut-back” exceptions.

Registration Procedures; Expenses

We are responsible for all registration expenses, including expenses incurred by us, in connection with the registration, offer and sale of securities under the Registration Rights Agreement by AXA, except for AXA’s legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management available for road show presentations in connection with any underwritten offerings. We also agreed to indemnify AXA and its permitted transferees with respect to liabilities resulting from any material untrue statements or omissions in any registration statement used in any registration, other than untrue statements or omissions resulting from information furnished to us expressly for use in such registration statement by AXA or any permitted transferee.

Tax Sharing Agreement

We entered into a tax sharing agreement with AXA and AXA Investment Managers S.A., a société anonyme organized under the laws of France (“AXA IM SA”) on March 28, 2018 (the “Tax Sharing Agreement”). The Tax Sharing Agreement allocates rights, obligations and responsibilities between AXA, AXA IM SA and us for taxes (i) arising in connection with the Reorganization and (ii) for taxable periods predating or postdating the Reorganization, and for related administrative and procedural matters, including the preparation and filing of tax returns, tax refunds, tax contests and cooperation between the parties.

The Tax Sharing Agreement generally allocates responsibility for the taxes of AXA-IM Holding US and AXA America Corporate Solutions, Inc. (“AXA CS”) to the seller of the applicable entity for taxable periods predating the sale and to the buyer of such entity for taxable periods postdating the sale, except that any taxes arising in connection with the Reorganization as a result of an adjustment by a taxing authority will instead be borne 90% by the seller and 10% by the buyer (or, if that taxes are attributable to any action or inaction of the seller or the buyer, 100% by the responsible party). The right to tax refunds is generally allocated to the party that would be responsible for the underlying taxes.

The Tax Sharing Agreement allocates control of tax audits and proceedings between the parties, and requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings. All current tax sharing, indemnification and similar agreements between us and AXA or between us and AXA IM SA, whether written or unwritten, the primary purpose of which is the allocation of taxes, have been terminated, and the Tax Sharing Agreement generally governs our rights, obligations and responsibilities in relation to taxes vis-à-vis AXA and AXA IM SA.

88	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

Trademark License Agreement

On May 4, 2018, we terminated our existing sublicensing agreement with AXA under which we were licensed to use certain trademarks, including “AXA”, and AXA (the “Prior TM Agreement”) and we entered into a new trademark license agreement (the “Trademark License Agreement”). Under the Trademark License Agreement, AXA granted us, subject to certain limitations, a limited, non-exclusive, non-transferable, non-sublicenseable license to use certain trademarks (the “Licensed Marks”), including the name “AXA” and domain names, for use in our retirement and protection business (as we had conducted such business prior to the effective date of the Trademark License Agreement) in the United States and Canada (the “Territory”). Under the Trademark License Agreement, we are obligated to pay AXA consideration for the grant of the license following the close of each financial year during the term of the Trademark License Agreement based on a formula that takes into account our revenue (excluding certain items) and a notoriety index for the Licensed Marks in the Territory. We are also required to pay such consideration during the Transition Period (as defined below). The Trademark License Agreement restricts our use of marks confusingly similar to the Licensed Marks.

AXA exercised its right to terminate the Trademark License Agreement on March 28, 2019. We are able to continue to use the Licensed Marks for a transition period (the “Transition Period”) of 18 months (which period is subject to an extension, capped at a total of 36 months (we can request an extension of such period), for any Licensed Mark for which we cannot obtain government approvals), but we are required to use reasonable best efforts to transition to other trademarks.

The Trademark License Agreement contains reciprocal indemnification obligations, which are uncapped, with respect to third-party claims arising out of the indemnifying party’s breach.

Transactions with AXA Affiliates

As a former wholly-owned subsidiary of AXA, historically, we have entered into various transactions with AXA and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. The transactions described below are between us and affiliates of AXA that are not also subsidiaries of Holdings.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	89

Certain Relationships and Related Person Transactions

Retirement and Protection

General Service Agreements

Services Received from Affiliates

Affiliate	Services	Amount Paid or Accrued for the Year Ended December 31, 2018
AXA US Holdings, Inc. (“AXA US Holdings”)	AXA US Holdings provides TSA services related to global contracts and infrastructure and provides use, maintenance and development support for certain applications and technology solutions.	$ 30.3

AXA Group Solutions Pvt. Ltd. (“AGS”)	AGS provides maintenance and development support for certain applications; global contracts, global international projects, security projects and certain strategic initiatives.	$ 17.6

GIE Informatique AXA (“GIE”)	GIE provides corporate services, including marketing and branding, finance and control, strategy, business support and development, audit and legal; services related to our life business and advice on our strategic initiatives.	$ 6.9

AXA Business Service Private Ltd. (“ABS”)	ABS provides certain policy administration services, including policy records updates, account maintenance, certain claim review and approval services and employee records updates and reporting services.	$ 14.9

AXA Investment Managers Inc. (“AXA IM”), AXA Real Estate Investment Managers (“AXA REIM”) and AXA Rosenberg Investment Management LLC (“AXA Rosenberg”)	AXA IM, AXA REIM and AXA Rosenberg provide sub-advisory services to our retail mutual funds and advisory services to certain investments in our General Account.	$ 1.9

AXA Strategic Ventures Corporation (“ASV Corp”)	ASV Corp provides investment management services to AXA Strategic Ventures US, LLC	$ 1.8

Services Provided to Affiliates

Affiliate	Services	Amount Paid or Accrued for Year Ended December 31, 2018
AXA US Holdings	We provide TSA services related to contracts, workplace services and infrastructure hosting	$ 4.1
AXA IM, AXA Liabilities Managers, AXA REIM, AXA Rosenberg Group LLC, AXA Insurance Company and ASV Corp	We provide corporate services, including participation in employee benefit plans, finance and payroll services.	$ 0.1
GIE	We administer the AXA Intranet site and provide other corporate services	$ 1.3

Reinsurance Assumed

AXA Global Life retrocedes a quota share portion of certain life and health risks of various AXA affiliates to AXA Equitable Life and MLOA on a one-year term basis. Also, AXA Life Insurance Co. Ltd. (“AXA Life Japan”) cedes a portion of its variable deferred annuity business to AXA Equitable Life.

Premiums earned in 2018 were $8 million. Claims and expenses paid in 2018 were $3 million.

Reinsurance Ceded

AXA Equitable Life has entered into a stop loss reinsurance agreement with AXA Global Life to protect AXA Equitable Life with respect to a deterioration in its claim experience following the occurrence of an extreme mortality event.

90	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

AXA Equitable Life has accepted certain retrocession policies through reinsurance agreements with various reinsurers. AXA Equitable Life retrocedes to AXA Global Life the excess of its first retention layer.

Certain of our subsidiaries have entered into a Life Catastrophe Excess of Loss Reinsurance Agreement with a number of subscribing reinsurers, including AXA Global Life. AXA Global Life participates in 5% of the pool, pro-rata, across the upper and lower layers.

Premiums and expenses paid for the above agreements in 2018 were $4 million.

On September 12, 2018, AXA Group acquired XL Catlin. We had previously ceded part of our disability income business to XL Catlin and as of December 31, 2018, the reserves ceded were $93 million.

Loans to Affiliates

In September 2007, AXA issued a $700 million 5.7% Senior Unsecured Note to Holdings. In January 2018, AXA pre-paid $50 million of the note. In April 2018, AXA pre-paid the remainder of this note.

In December 2008, AXA received a $500 million 5.4% term loan from AXA Financial. In December 2014, AXA repaid $300 million on this term loan. In January 2018, AXA pre-paid an additional $150 million of the loan. In April 2018, AXA pre-paid the remainder of this loan.

In December 2013, Colisée Re received a $145 million 4.75% loan from Holdings. The loan was repaid on March 26, 2018.

In December 2015, AXA-IM Holding US received a $185 million three-month LIBOR plus 1.5% unsecured loan from AXA Financial. The loan was repaid on April 23, 2018.

Loans from Affiliates

In March 2010, AXA Financial issued subordinated notes to AXA Life Japan, in the amount of $770 million (“AXA Japan Subordinated Notes”). The AXA Japan Subordinated Notes had a maturity date of March 30, 2020 and a floating interest rate of LIBOR plus 1.2%, which resets semiannually on March 30 and September 30. The notes were repaid on April 20, 2018. The 2018 interest cost related to the AXA Japan Subordinated Notes was approximately $12 million.

In October 2012, AXA Financial issued a note denominated in Euros in the amount of €300 million or $391 million to AXA Belgium S.A. (“AXA Belgium”). This note had an interest rate of Europe Interbank Offered Rate (“EURIBOR”) plus 1.15% and a maturity date of October 23, 2017. Concurrently, AXA Financial entered into a swap with AXA, covering the exchange rate on both the interest and principal payments related to this note. The interest rate on the swap was 6-month LIBOR plus 1.48%. In October 2017, the note was extended to March 30, 2018. The extended note had a floating interest rate of one-month EURIBOR plus 0.06%. Concurrently, AXA Financial entered into a swap with AXA covering the exchange rate on both the interest and principal payments related to the extended note until March 30, 2018. Both the loan and the swap were repaid on March 29, 2018. The 2018 interest cost related to this loan was approximately $2 million.

In December 2014, AXA Financial issued a $2,727 million, three-month LIBOR plus 1.06% margin term loan to AXA. The loan had a maturity date of December 18, 2024. In June 2015, AXA Financial repaid $520 million and during 2016 repaid an additional $1,200 million of this loan. The outstanding balance on this loan at December 31, 2017 was $1,007 million. The interest cost related to this loan totaled approximately $10 million in 2018. On April 20, 2018, the remainder of this loan was repaid.

In 2015, Holdings received a $366 million, three-month LIBOR plus 1.44% loan from AXA. The loan had a maturity date of October 8, 2022. This loan was repaid on April 20, 2018. The 2018 interest cost related to this loan was approximately $6 million.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	91

Certain Relationships and Related Person Transactions

In 2013, Holdings received $242 million and $145 million 4.75% loans from Coliseum Reinsurance Company. The loans had maturity dates in December 2028. The loans were repaid on April 20, 2018. The 2018 interest cost related to these loans was approximately $6 million.

In 2017, Holdings received a $100 million loan and a $10 million loan from AXA CS. The loans had interest rates of 1.86% and 1.76%, respectively, and were repaid on their maturity of February 5, 2018. The 2018 interest cost related to these loans was approximately $2 million.

In December 2017, Holdings received a $622 million, 3-month LIBOR plus 0.439% margin term loan from AXA. The loan had a maturity date of June 8, 2018. The loan was repaid on March 22, 2018.

Guarantees

We paid fees to AXA for its guarantee of our borrowing under certain third-party credit facilities, commercial paper and from AXA Belgium. The 2018 fees associated with these guarantees were $1.3 million.

Other Transactions

In 2016, AXA Equitable Life and Saum Sing LLC (“Saum Sing”), formed Broad Vista Partners LLC (“Broad Vista”), of which AXA Equitable Life owns 70% and Saum Sing owns 30%. On June 30, 2016, Broad Vista entered into a real estate joint venture with a third party and AXA Equitable Life invested approximately $25 million.

In 2016, AXA Financial invested in ASV Capital B FPCI, a French Professional Private Equity Fund managed by AXA Strategic Ventures SAS. As of December 31, 2018, the fair value of our investment in the fund was $23 million.

AXA RE Arizona had a $1.5 billion revolving credit facility with AXA prior to the IPO. The 2018 fees associated with this facility were $2 million.

Pursuant to the Prior TM Agreement, we could use the “AXA” trademarks as an umbrella brand, as part of the name of our companies or investment funds managed by us and other specified purposes. The 2018 fees associated with this agreement were $3 million.

In September 2017, AXA Equitable FMG made a €30 million capital commitment to ASV Diversified, a French Special Limited Partnership investing in venture funds specialized in both early stage and growth startups with new technologies and business models relevant to AXA’s business. This fund is managed by AXA Venture Partners SAS. As of December 31, 2018, €0.8 million in capital had been called.

On May 7, 2018, Holdings made a capital contribution of approximately $3 million to AXA Venture Partners SAS in exchange for approximately 30.3% of the shares of AXA Venture Partners SAS and certain rights and protections as a stockholder of the company, including the right to appoint two members of the management committee as well as consent rights over significant transactions.

Share Repurchases from AXA

On November 20, 2018, Holdings repurchased approximately 30 million Shares from AXA at a total cost of approximately $592 million under an $800 million share repurchase authorization and pursuant to a share repurchase agreement. The repurchased Shares were recorded as treasury stock in the consolidated balance sheets. See Note 20 of the Notes to Consolidated Financial Statements for further information.

On March 25, 2019, Holdings repurchased approximately 30 million Shares from AXA at a total cost of approximately $600 million under an $800 million share repurchase authorization and pursuant to a share repurchase agreement. The repurchased Shares were recorded as treasury stock in the consolidated balance sheets.

92	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

Investment Management and Research

We pay fees for certain services, including data processing, support for certain investment operations functions, maintenance and development support for applications, portfolio-related services and cooperative technology development and procurement services for our IM&R business to the following related parties, each of whom is an affiliate of AXA:

Name of Related Party	Amount Paid or Accrued for the Year Ended December 31, 2018
AXA Business Service Private Ltd.	$6.8
AXA Technology Services India Pvt. Ltd.	$2.2
AXA XL Insurance	$2.0
AXA Group Solutions Pvt. Ltd. (“AXA Solutions”)	$1.0
GIE	$0.4

We provide investment management, distribution and stockholder servicing related services to the following related parties, each of whom is an affiliate of AXA:

Name of Related Party	Amount Received or Accrued for the Year Ended 2018
AXA Life Japan	$15.1
AXA France IARD S.A.	$10.5
AXA Switzerland Life	$8.9
AXA Insurance UK PLC Pensions Scheme	$0.6
AXA Germany	$5.6
AXA Belgium	$3.1
AXA Hong Kong Life	$2.4
AXA Mediterranean Holding S.A.U.	$0.8
AXA Switzerland Property & Casualty	$0.5
AXA Investment Managers, Ltd. Paris	$0.1
AXA Investment Managers Ltd.	$0.1
AXA Winterthur	$1.1
AXA MPS	$0.2
AXA General Insurance Hong Kong Ltd.	$0.3
AXA Insurance Company	$0.2
AXA Life Singapore	$0.1

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	93

Certain Relationships and Related Person Transactions

In addition, we make commission and distribution payments to AXA affiliates who distribute our sponsored mutual funds. These payments totaled $17.6 million in 2018.

Reorganization Transactions

Prior to the IPO, we engaged in a number of reorganization transactions with AXA affiliates.

Disposition of AXA CS

Holdings formerly held 78.99% of the shares of AXA CS. In March 2018, Holdings sold its AXA CS shares to AXA for $630 million. In anticipation of this sale, in the fourth quarter of 2017, AXA made a short-term loan of $622 million to Holdings with interest calculated at three-month LIBOR plus 0.439% margin. Holdings’ repayment obligation to AXA in respect of this loan was set off against the purchase price for the AXA CS shares, and AXA paid Holdings the $8 million balance in cash.

Disposition of Real Estate Joint Ventures

In March 2018, AXA Equitable Life sold its interest in two consolidated real estate joint ventures to AXA France for a total purchase price of approximately $143 million.

Acquisition of Noncontrolling Interest of AXA Financial

In March 2018, AXA contributed the 0.5% noncontrolling interest in AXA Financial to Holdings, resulting in AXA Financial becoming a wholly-owned subsidiary of Holdings.

Acquisition of Additional AB Units

On April 23, 2018, Holdings purchased: (i) 100% of the shares of AXA-IM Holding U.S. Inc., which owns 41,934,582 AB Units, for a purchase price of $1,113 million and (ii) 8,160,000 AB Units held by Coliseum Re for $217 million.

Director Indemnification Agreements

In connection with the IPO, we entered into indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense rights.

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 1, 2019 with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s

94	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Certain Relationships and Related Person Transactions

percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on approximately 491,051,204 shares of our Shares outstanding as of March 25, 2019.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding
AXA(1)	237,162,500	48.3%
Thomas Buberl	—	—
Gérald Harlin	—	—
Daniel G. Kaye	10,844	*
Kristi A. Matus	4,844	*
Ramon de Oliveira	8,844	*
Mark Pearson(2)	337,050	*
Bertram L. Scott	4,844	*
George Stansfield	—	—
Charles G. T. Stonehill	5,844	*
Seth Bernstein(3)	34,402	*
Dave Hattem(4)	77,916	*
Jeffrey Hurd(5)	130,879	*
Nick Lane(6)	49,496	—
Anders Malmström(7)	122,234	*
All current directors and executive officers as a group (14 persons)(8)	787,197	*

(1)

Reflects beneficial ownership as of March 25, 2019 giving effect to the secondary offering and share repurchase completed on March 25, 2019. Does not give effect to the up to 43,125,000 Shares that AXA would deliver upon exchange of the mandatorily exchangeable securities that AXA issued concurrently with the IPO. AXA continues to have the right to vote those shares until delivery. AXA’s principal place of business is 21-25 avenue Matignon, 75008 Paris, France.

(2)	Includes (i) 69,596 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 230,265 unvested EQH performance shares.

(3)	Includes 26,052 unvested EQH performance shares.

(4)	Includes (i) 18,077 shares Mr. Hattem can acquire within 60 days under option plans and (ii) 48,646 unvested EQH performance shares.

(5)	Includes (i) 32,538 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 66,109 unvested EQH performance shares.

(6)	Includes 49,496 unvested EQH performance shares.

(7)	Includes (i) 27,115 shares Mr. Malmström can acquire within 60 days under option plans and (ii) 80,783 unvested EQH performance shares.

(8)	Includes (i) 147,326 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 501,350 unvested EQH performance shares.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	95

Certain Relationships and Related Person Transactions

The following table sets forth information as of March 1, 2019 regarding the ownership of AB Holding Units and AB Units by each of our directors and executive officers and by all of our directors and executive officers as a group.

AB Holding Units and AB Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.
Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class (%)	Number of Units Owned(1)	Percent of Class (%)
Thomas Buberl	—	—	—	—
Gérald Harlin	—	—	—	—
Daniel G. Kaye	13,379	*	—	—
Kristi A. Matus	—	—	—	—
Ramon de Oliveira	13,379	*	—	—
Mark Pearson	—	—	—	—
Bertram L. Scott	—	—	—	—
George Stansfield	—	—	—	—
Charles G. T. Stonehill	—	—	—	—
Seth Bernstein(2)	314,574	*	—	—
Dave Hattem	—	—	—	—
Jeffrey Hurd	—	—	—	—
Nick Lane	—	—	—	—
Anders Malmström	—	—	—	—
All current directors and executive officers as a group (14 persons)	341,332	*	—	—

*	Number of AB Holding Units listed represents less than 1% of the units outstanding.

(1)	Excludes units beneficially owned by AXA and its subsidiaries.

(2)	Reflects 314,574 restricted AB Holding Units awarded to Mr. Bernstein pursuant to the CEO Employment Agreement that have not yet vested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers, and beneficial owners of more than 10% of our Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Based solely upon a review of the filings furnished to us during 2018, we believe that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

96	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

The Annual Meeting, Voting and Other Information

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials were first made available, sent or given to stockholders on April 9, 2019.

The “Proxy Materials” include:

•	this Proxy Statement;

•	a notice of our 2019 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our Annual Report to Stockholders for 2018.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Wednesday, May 22, 2019 at 9:00 a.m., Eastern Daylight Time

Location

The Michelangelo Hotel, 152 West 51st Street, New York, New York, 10019

Who May Attend

Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend the Annual Meeting. Admission to the Annual Meeting room will be on a first-come, first-served basis.

The Michelangelo Hotel is accessible to disabled persons.

Admission Requirements

For admission to the Annual Meeting, you must present a valid government-issued picture identification, such as a driver’s license or passport.

Authorized representatives of stockholders must also present a valid legal proxy from the Record Date stockholder.

Prohibited Items

The use of cameras (including cellular phones or tablets with photographic and/or video recording capabilities), recording devices and other electronic devices, cellular phones or tablets is strictly prohibited.

Knives, firearms or any items that are dangerous or could be used as a weapon are also prohibited.

Admission

Representatives of the Company will be at the entrance to the Annual Meeting and these representatives will have the authority to determine whether you have met the admission requirements and will be granted admission to the Annual Meeting.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	97

The Annual Meeting, Voting and Other Information

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 491,051,204 Shares outstanding as of the close of business on the Record Date of March 25, 2019. All holders of record of Shares outstanding at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure.

Quorum Requirement

The holders of a majority of the voting power of all outstanding Shares at the Record Date must be present in person or represented by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause the holder’s Shares to be voted in any of the following ways:

Internet Please log on to www.proxyvote.com and vote by 11:59 p.m., Eastern Daylight Time, on May 21, 2019.
Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 21, 2019.

Mail

If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

In Person You may attend the Annual Meeting and cast your vote.

These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

98	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

The Annual Meeting, Voting and Other Information

For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other intermediary and present it at the meeting, and submit it with your vote.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1, 3 and 4. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Daylight Time, May 21, 2019; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the meeting and vote your Shares in person. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of Directors

Board Recommendation: FOR each of the Company’s nominees.

Vote Required: Affirmative vote of at least a plurality of the votes of the outstanding Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	99

The Annual Meeting, Voting and Other Information

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory Vote on Executive Compensation

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: No effect.

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Board Recommendation: ONE YEAR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. If none of the options receives the approval of a majority of a quorum at the Annual Meeting, the Board will consider as the non-binding selection of the stockholders the frequency that receives the greatest number of votes.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

100	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

The Annual Meeting, Voting and Other Information

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or 1-866-540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting Investor Relations at our principal executive offices or by emailing your request to ir@axa-equitable.com.

Proxy Solicitation Costs

Our board is responsible for the solicitation of proxies for the Annual Meeting. We have also retained Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge Financial Solutions, Inc. will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Inspector of Election

The Board has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, we will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2020 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 11, 2019, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	101

The Annual Meeting, Voting and Other Information

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on February 22, 2020, nor earlier than the close of business on January 23, 2020. The notice must contain the notice and informational requirements described under Section 1.11 of our Bylaws and applicable SEC rules. The chairperson of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to ir@axa-equitable.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir.axaequitableholdings.com or at the website of the SEC at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date will be available for inspection at our principal executive offices during ordinary business hours from May 12, 2019 to May 22, 2019.

Principal Executive Offices

The address of our principal executive offices is AXA Equitable Holdings, Inc., 1290 Avenue of the Americas, New York, New York 10104.

Communicating with our Board

Our Board of Directors Communication Policy provides a process for our security holders to send communications to the Board. Stockholders may contact an individual director, the Board as a group, or a specified Committee or group, including the independent directors as a group, by mailing such communications to:

Attn: Secretary

1290 Avenue of the Americas

New York, NY 10104

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board.

102	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement and other written or oral statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. “We,” “us” and “our” refer to the Company, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting the Company will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weaknesses, fulfilling our obligations related to being a public company, indebtedness, elements of our business strategy not being effective in accomplishing our objectives, protection of confidential customer information or proprietary business information, information systems failing or being compromised and strong industry competition; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity and morbidity experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our continuing relationship with AXA, including conflicts of interest, waiver of corporate opportunities and costs associated with separation and rebranding; and (x) risks related to our common stock and offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of Shares by existing stockholders.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	103

Appendix A

APPENDIX A

NON-GAAP FINANCIAL MEASURES

In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings and Pro Forma Non-GAAP Operating ROE and will report Non-GAAP Operating ROE, each of which is a non-GAAP financial measure used to evaluate our recurrent profitability on a consolidated basis. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (other than with respect to equity method investments) as well as certain other items which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Non-GAAP Operating Earnings

Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.

In the first quarter of 2018, the Company revised its Non-GAAP Operating Earnings definition as it relates to the treatment of certain elements of the profitability of its variable annuity products with indexed-linked features to align to the treatment of its variable annuity products with GMxB features. In addition, adjustments for variable annuity products with index-linked features previously included within Other adjustments in the calculation of Non-GAAP Operating Earnings are now included with the adjustments for variable annuity products with GMxB features in the broader adjustment category, Variable annuity product features. The presentation of Non-GAAP Operating Earnings in prior periods was revised to reflect this change in definition.

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•

Items related to Variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features, the effect of benefit ratio unlock adjustments and changes in the fair value of the embedded derivatives reflected within Variable annuity products’ net derivative results;

•	Investment (gains) losses, which includes other-than-temporary impairments of securities, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Items related to Variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features, the effect of benefit ratio unlock adjustments and changes in the fair value of the embedded derivatives reflected within Variable annuity products’ net derivative results;

•	Investment (gains) losses, which includes other-than-temporary impairments of securities, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•	Goodwill impairment, which includes a write-down of goodwill in the first quarter of 2017;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

104	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Appendix A

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, and separation costs; and

•

Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period, permanent differences due to goodwill impairment, and the Tax Reform Act.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use our prevailing corporate federal income tax rate of 21% in 2018 and 35% in 2017, while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings. The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the Three Months Ended December 31, 2018 and 2017 and years ended December 31, 2018 and December 31, 2017:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2018	2017	2018	2017
Net income (loss) attributable to Holdings	$1,938	$483	$1,820	$834
Adjustments related to:
Variable annuity product features	(1,898)	369	(70)	1,107
Investment (gains) losses	130	159	86	191
Goodwill impairment	—	—	—	369
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	33	34	215	135
Other adjustments	69	58	299	119
Income tax expense (benefit) related to above adjustments	350	(198)	(111)	(644)
Non-recurring tax items	(118)	16	(73)	(76)
Non-GAAP Operating Earnings	$504	$921	$2,166	$2,035

Pro Forma Non-GAAP Operating ROE

We calculate Pro Forma Non-GAAP Operating ROE by dividing Pro Forma Non-GAAP Operating Earnings by Pro Forma Average Equity Attributable to Holdings, excluding accumulated other comprehensive income (“AOCI”). The pro forma adjustments are related to certain reorganization transactions that occurred in 2018 prior to the IPO, including:

•	the acquisition of AXA’s remaining interest in AB and minority interests in AXA Financial;

•	the transfer of certain U.S. property & casualty business held by Holdings to AXA;

•	the issuance of $3.8 billion of external debt; and

•	the settlement of all outstanding financing balances with AXA.

Notice of Annual Meeting of Stockholders and 2019 Proxy Statement	105

Appendix A

Pro Forma Non-GAAP Operating ROE
	Three Months Ended or As of:					Twelve Months Ended or As of
(in millions USD, unless otherwise indicated)	12/31/2017	03/31/2018	06/30/2018	09/30/2018	12/31/2018	12/31/2017	12/31/2018
Net Income to Pro forma Net Income
Net income (loss), as reported						1,257	2,154
Adjustments related to:
Pro forma adjustments before income tax						(154)	(34)
Income tax impact						(3)	(6)

Pro forma adjustments, net of income tax						(157)	(40)

Pro forma net income (loss)						1,100	2,114
Less: Pro forma net income (loss) attributable to the noncontrolling interest						(276)	(285)

Pro forma net income (loss) attributable to Holdings						824	1,829

Pro forma Net Income to Pro forma Non-GAAP Operating Earnings
Pro forma net income (loss) attributable to Holdings						824	1,829
Adjustments related to:
Variable annuity product features						1,113	(70)
Investment (gains) losses						192	86
Net actuarial (gains) losses related to pension and other postretirement benefit obligations						136	215
Goodwill impairment						369	—
Other adjustments						115	299
Income tax (expense) benefit related to above adjustments						(651)	(111)
Non-recurring tax items						(76)	(73)

Pro forma Non-GAAP Operating Earnings						2,022	2,175

Pro forma Equity Reconciliation						Average Twelve Months Ended
Total equity attributable to Holdings	13,421	13,547	13,364	12,411	13,866	12,414	13,297
Pro forma adjustments	702	3	—	—	—	891	1

Pro forma total equity attributable to Holdings	14,123	13,550	13,364	12,411	13,866	13,305	13,298
Less: Accumulated other comprehensive income (loss)	(108)	(946)	(1,310)	(1,595)	(1,396)	(514)	(1,312)

Pro forma total equity attributable to Holdings excluding AOCI	14,231	14,496	14,674	14,006	15,262	13,819	14,610

Pro forma Return on Equity Reconciliation						Twelve Months Ended or As of
Pro forma Net income (loss) attributable to Holdings						824	1,829
Average total equity attributable to Holdings						12,414	13,328

Pro forma Return on Equity						6.6%	13.7%

Pro forma Non-GAAP Operating Earnings						2,022	2,175
Pro forma average total equity attributable to Holdings excluding AOCI						13,819	14,610

Pro forma Non-GAAP Operating ROE						14.6%	14.9%

106	Notice of Annual Meeting of Stockholders and 2019 Proxy Statement

Equitable
Holdings

MIX
Paper from responsible sources
FSC® C132107
www.fsc.org

AXA EQUITABLE HOLDINGS, INC. 1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104 ATTN: JESSICA OLICH	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E74891-P20031	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — —  — — — — — — — — — —— — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AXA EQUITABLE HOLDINGS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of nine directors for a one-year term ending at the 2020 Annual Meeting of Stockholders;		☐	☐	☐

Nominees:

	01) Thomas Buberl 02) Gérald Harlin 03) Daniel G. Kaye 04) Kristi A. Matus 05) Ramon de Oliveira	06) Mark Pearson 07) Bertram L. Scott 08) George Stansfield 09) Charles G.T. Stonehill

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019;							☐	☐	☐
3.	Advisory vote to approve the compensation paid to the Company’s named executive officers;							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR in the following proposal:							1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory votes to approve the compensation paid to the Company’s named executive officers.						☐	☐	☐	☐
NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box					☐
and write them on the back where indicated.			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at www.proxyvote.com.

—  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —

E74892-P20031

AXA EQUITABLE HOLDINGS, INC.

Annual Meeting of Stockholders

May 22, 2019 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dave S. Hattem and Jessica M. Olich, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AXA EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 22, 2019, at The Michelangelo Hotel, 152 West 51st Street, New York, New York 10019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholders. If no such direction is made, this proxy will be voted "For" election to the Board of Directors of the nominees listed under Proposal 1, "For" Proposals 2 and 3 and for "One Year" in Proposal 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side